                                                                    EXHIBIT 10.4

                                CITY CENTRE PLACE

                              400 S. Fourth Street
                                Las Vegas, Nevada

                                 LEASE AGREEMENT

                                     between

                               INTOWN OFFICE, LLC

                                       and

                            Community Bank of Nevada

                             Dated April 5th, 2002

                                CITY CENTRE PLACE

                                  LEASE SUMMARY

1.      Landlord:                     Intown Office, LLC

2.      Tenant:                       Community Bank of Nevada

3.      Guarantor:                    n/a

4.      Premises:                     Suite No. ______________________________

5.      Rentable Square Feet:         10,512 (total); 5,910 (1st floor) & 4,602
                                      (2nd floor)

6.      Usable Square Feet:           9,613 (total); 5,151 (1st floor) & 4,012
                                      (2nd floor)

7.      Commencement Date:            Earlier of August 1, 2002 or Substantial
                                      Completion

8.      Expiration Date:              August 31, 2012

9.      Term:                         10 Years and 1 month

10.     Rent Commencement Date:       1 month after lease commencement

11.     Initial Base Rent (Monthly):  $23,855.46

12.     Increase in Base Rent:        See Section 1.2

13.     Security Deposit:             $23,855.46

14.     Parking Spaces and
        Monthly Fee per Space:        Executive Parking (@ $100/space/month):
                                                        14-16: (10 employee* and
                                                        4-6 customer)
                                      Unreserved Parking (@ $75/space/month): 15

15.     Base Operating Expenses:      Base Year 2002

16.     Tenant's Pro Rata Share
        of the Building               10.1%

17.     Broker:                       None

18.     Option to Renew:              (2) two, five (5) year options (See
                                      Exhibit J)

Note: This Lease Summary does not in any way modify the terms of the Lease
      Agreement, but rather is for information purposes only. The Lease Agreement should be consulted for all specific terms and in the event of any conflict between this Lease Summary and the Lease Agreement, the Lease Agreement shall control.

      *  AS AMENDED [ILLEGIBLE]/[ILLEGIBLE]
                    ----------- -----------
                      TENANT     LANDLORD

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLES                                                                            PAGE
--------                                                                            ----
ARTICLE 1  DEFINITIONS..........................................................      1
ARTICLE 2  GRANT OF LEASEHOLD ESTATE............................................      5
ARTICLE 3  LEASE TERM...........................................................      5
ARTICLE 4  USE OF PREMISES AND COMMON AREAS.....................................      5
ARTICLE 5  BASE RENT AND ADDITIONAL RENT........................................      6
ARTICLE 6  BASE RENT ADJUSTMENT.................................................      7
ARTICLE 7  SERVICES TO BE FURNISHED BY LANDLORD.................................      8
ARTICLE 8  IMPROVEMENTS TO BE MADE BY LANDLORD..................................      9
ARTICLE 9  MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD.......................     10
ARTICLE 10 SIGNAGE..............................................................     10
ARTICLE 11 CARE OF THE PREMISES BY TENANT.......................................     11
ARTICLE 12 REPAIRS AND ALTERATIONS BY TENANT ...................................     11
ARTICLE 13 USE OF ELECTRICAL SERVICES BY TENANT.................................     12
ARTICLE 14 LAWS AND REGULATIONS.................................................     13
ARTICLE 15 BUILDING RULES.......................................................     14
ARTICLE 16 ENTRY BY LANDLORD....................................................     14
ARTICLE 17 ASSIGNMENT AND SUBLETTING............................................     14
ARTICLE 18 LIENS................................................................     16
ARTICLE 19 INSURANCE............................................................     16
ARTICLE 20 INDEMNITY............................................................     17
ARTICLE 21 DAMAGE OR DESTRUCTION TO BUILDING....................................     18
ARTICLE 22 CONDEMNATION.........................................................     19
ARTICLE 23 DAMAGES FROM CERTAIN CAUSES..........................................     19
ARTICLE 24 EVENTS OF DEFAULT....................................................     19
ARTICLE 25 LANDLORD'S REMEDIES..................................................     20
ARTICLE 26 LANDLORD'S DEFAULT ..................................................     23
ARTICLE 27 PEACEFUL ENJOYMENT...................................................     24
RELOCATION RIGHT................................................................     24
ARTICLE 28 HOLDING OVER.........................................................     24
ARTICLE 29 SUBORDINATION TO MORTGAGE............................................     24
ARTICLE 30 RESERVED.............................................................     25
ARTICLE 31 BANKRUPTCY OR INSOLVENCY.............................................     25
ARTICLE 32 AMERICANS WITH DISABILITIES ACT......................................     26
ARTICLE 33 ATTORNEY FEES........................................................     27
ARTICLE 34 NO IMPLIED WAIVER....................................................     27
ARTICLE 35 LIMITATION OF LANDLORD LIABILITY.....................................     27
ARTICLE 36 SECURITY DEPOSIT.....................................................     27
ARTICLE 37 NOTICE...............................................................     27
ARTICLE 38 SEVERABILITY.........................................................     28

ARTICLE 39 RECORDATION..........................................................     28
ARTICLE 40 GOVERNING LAW........................................................     28
ARTICLE 41 FORCE MAJEURE........................................................     28
ARTICLE 42 TIME OF PERFORMANCE..................................................     28
ARTICLE 43 TRANSFERS BY LANDLORD................................................     29
ARTICLE 44 COMMISSIONS..........................................................     29
ARTICLE 45 EFFECT OF DELIVERY OF THIS LEASE.....................................     29
ARTICLE 46 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY...........................     29
ARTICLE 47 JOINT AND SEVERAL LIABILITY..........................................     29
ARTICLE 48 INTERPRETATION.......................................................     29
ARTICLE 49 INCORPORATE OF PRIOR AGREEMENTS; MODIFICATIONS.......................     30
ARTICLE 50 WAIVER OF JURY TRIAL.................................................     30
ARTICLE 51 ESTOPPEL CERTIFICATES................................................     30
ARTICLE 52 NO MERGER............................................................     30
ARTICLE 53 COUNTERPARTS.........................................................     30
ARTICLE 54 EXHIBITS.............................................................     31

                                LIST OF EXHIBITS

                                                                                       Principal Reference
Exhibit                                 Description                                   "In Section/Article"
-------                                 -----------                                   --------------------
"A"      Legal Description......................................................                1.3
"B"      Floor Plan of Premises.................................................               1.15
"C"      Parking Agreement......................................................             4.2(ii)
"D"      Work Letter............................................................                  8
"E"      Building Rules and Regulations.........................................                 15
"F"      Commencement Memorandum................................................                1.7
"G"      Guaranty of Lease......................................................               31.4
"H"      Estoppel Certificate...................................................                 51
"I"      Subordination, Non-Disturbance, and Attornment Agreement...............                 51
"J"      Option Agreement ......................................................               1.12

                                CITY CENTRE PLACE

                                LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 3rd day of April, 2002, between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord"), and COMMUNITY BANK OF NEVADA ("Tenant").

      NOW, THEREFORE, Landlord and Tenant agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1   "Allowance" shall mean an amount equal to $320,705.

      1.2   "Base Rent" shall be determined as follows:

            (i)   Rent during the first month shall be abated.

            (ii) During months two (2) through twenty-five (25) of the Lease Term, the Base Rent shall be Twenty-Three Thousand Eight Hundred Fifty-Five Dollars and 46 Cents ($23,855.46) per month.

            (iii) During months twenty-six (26) through sixty-one (61) of the Lease Term, the Base Rent shall be Twenty-Five Thousand Three Hundred Eight Dollars and 26 Cents ($25,308.26) per month.

            (iv) During months Sixty-two (62) through ninety-seven (97) of the Lease Term, the Base Rent shall be Twenty-Seven Thousand Three Hundred Eighty-Six Dollars and 52 Cents ($27,386.52) per month.

            (v)   During months ninety-eight (98) through one hundred twenty one
(121) of the Lease Term, the Base Rent shall be Twenty-Nine Thousand Sixty-Two Dollars and 80 Cents ($29,062.80) per month.

            Contemporaneously with Tenant's execution hereof, Tenant shall pay to Landlord the Base Rent due for the first full calendar month during the Lease Term

      1.3 "Building" shall mean (i) the parcel of real property described in Exhibit "A" attached hereto and incorporated herein; (ii) the office building and parking structure built or to be built on such parcel of real property; and
(iii) any and all other improvements thereon and appurtenances thereto. The street address of the Building is City Centre Place, 400 S. Fourth Street, Las Vegas, Nevada; such street address may be modified by Landlord from time to time during the Lease Term.

      1.4 "Building Core" shall mean the area within the outermost finish face of that portion of the Building that incorporates those areas that provide service to the tenants of that floor and to the Building. Such areas of service are: restroom facilities for men and women along with the vestibule therefor and access areas thereto; electrical, mechanical, and telephone rooms; janitorial closets; elevators and service elevators; lobby; stairs; vestibules; and all vertical floor penetrations for mechanical, electrical, and plumbing systems for the Building.

      1.5 "Building Shell" shall mean the condition of the Building completed with the following improvements: (i) outside walls (not including drywall), core walls, and elevator lobby areas completed to building standard condition for public areas; (ii) unfinished concrete floors throughout the Premises, broom clean; (iii) building standard 110 volt 220 amp. power supplied to the Building Core along with

277/480 volt fluorescent lighting power supplied to the Building Core; (iv) men's and ladies' restroom facilities with building standard finished located on each floor on which the Premises are located; (v) building standard voice communication speakers and smoke detectors in accordance with applicable building codes and provided only at the core; and (vi) mechanical, electrical, plumbing, life safety, heating, air conditioning and ventilation in Building Core area as required to connect to and service the Premises.

      1.6 "Commencement Date" shall mean the earlier of the date that Tenant actually commences any business operations from the Premises or August 1, 2002.

      1.7 "Commencement Memorandum" shall mean a document similar to Exhibit "F" attached hereto. The Commencement Memorandum, among other things, shall contain a reference to the Rentable Area of the Premises and Usable Area of the Premises. Tenant agrees that the Rentable Area and Usable Area of the Premises stated in the Commencement Memorandum shall be binding throughout the Lease Term.

      1.8 "Default Interest Rate" shall mean the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law, if any.

      1.9 "Expense Stop" shall mean the amount (per square foot of Rentable Area of the Premises) that Landlord herewith agrees to expend as its share of Operating Expense (which shall be a credit for Tenant to apply to offset Operating Expenses charged to the Premises), which shall be equal to the total amount of Operating Expenses for calendar year 2002 (the "Base Year") allocated on a per square foot of Rentable Area in the Building; provided, however, that if occupancy of the Building during the Base Year is less than ninety-five percent (95%), Operating Expenses for the Base Year shall be "grossed up" to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred if the Building were ninety-five percent (95%) occupied during the Base Year; provided, further, that to the extent that for any reason the Building was only in operation for a portion of the Base Year, Operating Expenses for the Base year shall be "grossed up" and shall reflect such adjustments for seasonality and otherwise as Landlord deems appropriate to that amount of Operating Expenses that, using reasonable projections and assumptions, would normally be expected to be incurred if the Building had been in operation during the entire Base Year. With respect to Real Property Taxes included in Operating Expenses for the Base Year, such amount shall be determined under the assumption that the Building is fully assessed as a completed and occupied unit. Landlord shall provide Tenant with a written copy of its determination of the Base Year Operating Expenses within a reasonable time after Landlord's calculation of the actual Base Year Operating Expenses, including any "gross-up" pursuant to the provisions of this Paragraph. The determination of the Base Year Operating Expenses and the "gross-up" shall be as reasonably determined by Landlord in accordance with the definition of Operating Expenses in Section 1.14 hereof and subject to Tenant's audit rights set forth in Section 6.3 hereof

      1.10 "Laws" shall mean all applicable statutes, regulations, ordinances, requirements and orders promulgated by any federal, state, local or regional governmental authority now in force or in force after the Commencement Date.

      1.11 "Lease Interest Rate" shall mean the lesser of (i) that fluctuating rate of interest equal to two percentage points (2%) over the rate of interest announced from time to time by Bank of America, as its prime or reference commercial lending rate (or in the event such bank ceases to announce such rate, then by such other federally regulated banking institution as Landlord shall determine), or (ii) the maximum interest rate permitted by law, if any.

      1.12 "Lease Term" shall mean the term commencing on the Commencement Date and continuing until one hundred twenty one (121) months after the first day of the first full calendar month following the Commencement Date; provided, however, that the term of Tenant's and Landlord's rights and obligations hereunder may be extended pursuant to Exhibit "J" attached hereto.

      1.13 "Mortgagee" shall mean the mortgagee under a mortgage or beneficiary under a deed of trust holding a lien encumbering the Building or any holder of a ground leasehold interest in the Building or any part thereof.

      1.14 "Operating Expenses" shall mean all reasonable costs of any kind actually paid or incurred by Landlord in owning, operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning and maintaining the Building as a first class office project, and a proration of Operating Expenses for all common areas within City Centre Place as determined by Landlord (subject to Tenant's right of audit as set forth in section 6.3(a) hereof), including by way of illustration but not limitation, all of the following: (i) all amounts charged to the Building pursuant to any covenants, codes, restrictions, or agreements with respect to the real property; (ii) Real Property Taxes; (iii) all costs, charges and surcharges for utilities, water, sewage, janitorial, waste disposal and refuse removal and all other utilities and services provided to the Building; (iv) insurance costs for which Landlord is responsible under this Lease or which Landlord or any Mortgagee deems necessary or prudent; (v) any costs levied, assessed or imposed pursuant to any applicable Laws; (vi) the cost (amortized over such period as Landlord reasonably determines together with interest at the Lease Interest Rate on the unamortized balance) of any capital improvements to the Building or equipment replacements made by Landlord after the Commencement Date that are intended to reduce other Operating Expenses or are required by any Laws or are reasonably necessary in order to operate the Building at the same quality level as prior to such replacement; (vii) costs and expenses of operation, repair and maintenance of all structural and mechanical portions and components of the Building including, without limitation, plumbing, communication, heating, ventilating and air-conditioning ("HVAC"), elevator, and electrical and other common Building systems; (viii) a pro rata portion of the market rate cost of the management office rental for City Centre Place; (ix) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance of all parking areas, structures and garages, maintenance of signs, resurfacing and repaving, painting, lighting, cleaning, and provision of Building security; (x) all personal property taxes levied on or attributable to personal property used in connection with the Building; (xi) depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Building; (xii) rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building; (xiii) management fees, wages, salaries and other labor costs incurred in the management and operation of the Building which management fees shall not exceed the average fair market rate charged for third party management of Class A office Buildings in the Las Vegas Nevada market;
(xiv) fees for required licenses and permits; (xv) reasonable legal, accounting and other professional fees; (xvi) reasonable and appropriate reserves for repair and replacement; and (xvii) a reasonable allowance to Landlord for supervision of all of the foregoing at the market rate for such services for Class A office Buildings in the Las Vegas Nevada market, not to exceed five percent (5%) of the total of all other Operating Expenses. If the project is not fully occupied during any portion of the Lease Term, Landlord shall make an appropriate adjustment to Operating Expenses for such period employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been fully occupied during such period (collectively referred to as "Grossed-Up"). Operating Expenses shall not include (i) depreciation of the Building or equipment therein, (ii) commissions of real estate brokers and leasing agents, (iii) any amounts expended for tenant improvements, and (iv) overhead and profit increment (including any kickbacks or contract award fees) paid to Landlord or to subsidiaries of Landlord or companies owned by relatives of Landlord's owners or shareholders, or affiliates of Landlord, for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services that would have been rendered by unaffiliated third parties on a competitive basis to the Building.

      1.15 "Premises" shall mean that space outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein. The Premises are stipulated for all purposes to contain Ten Thousand Five Hundred Twelve (10,512) square feet of Rentable Area.

      1.16 "Real Property Taxes" shall mean and include any form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, lighting, drainage, transportation, air pollution, environmental or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Building and/or the Premises, including, but not limited to, the following: (i) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;
(ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes (it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease); (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder; (iv) any assessment, tax, fee, levy or charge upon this transaction creating or transferring an interest or an estate in the Premises; (v) any assessment, tax, fee, levy or charge based upon the number of people employed, working at, or using the Premises or the Building, or utilizing public or private transportation to commute to the Premises or the Building; and (vi) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include federal or state income, franchise, inheritance or estate taxes of Landlord or any of the parties which comprise Landlord.

      1.17 "Rentable Area" of the Premises shall mean the total of the following measurements to be determined by Landlord: (i) the entire area included within the Premises, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding the Premises, the exterior of all walls separating the Premises from any public corridors or other public areas (together with any portion of the public corridor required for the build out of the Premises), and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants; (ii) a pro rata portion based on the space occupied on the floor or floors on which the Premises is located (the "Floor(s)") of the areas covered by the elevator lobbies, corridors, restrooms, and by mechanical rooms, electrical rooms and telephone closets situated on the Floor(s) (such pro rata portion shall be the same percentage that the amount of Rentable Area in the Premises bears to the Rentable Area on the Floor(s) on which the Premises is located), other than those servicing the entire Building; and (iii) a pro rata portion of the lobby area on the ground floor of the Building and of the area of the Building containing the electrical/emergency equipment, fire pump equipment, electrical switching gear, telephone equipment, mail delivery room and other facilities serving the Building (such pro rata portion shall be the same percentage that the amount of Rentable Area of the Premises bears to the total Rentable Area in the entire Building). The Building is stipulated for all purposes to contain One Hundred Three Thousand One Hundred Ninety-Nine (103,199) square feet of Rentable Area.

      1.18 "Security Deposit" shall mean the sum of Twenty-Three Thousand Eight Hundred Fifty-Five Dollars and 46 Cents ($23,855.46).

      1.19  "Tenant's Share" shall be 10.1%.

      1.20 "Usable Area" for the Premises shall be based on a Building Common Area Factor of 14.7157% and shall be used to describe the Rentable Area for the Premises, minus the following reductions as determined by Landlord: the sum of
(i) the Premises pro rata portion of the lobby area on the ground floor and electrical/emergency equipment, fire pump equipment, electrical switching gear, telephone equipment, mail delivery facilities, elevator penthouse, security rooms, trash rooms and other areas which service the entire Building as specified in the definition of Rentable Area, and (ii) the Premises' pro rata portion of the space occupied on the floor(s) of the Premises covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floors as specified in the definition of Rentable Area.

                                    ARTICLE 2
                            GRANT OF LEASEHOLD ESTATE

      Subject to and upon the terms and conditions herein set forth, Landlord hereby leases to Tenant hereby and Tenant leases from Landlord the Premises.

                                    ARTICLE 3
                                   LEASE TERM

      3.1 Delivery of Possession. Landlord will construct or install in the Premises the Base Building Improvements (as defined in the Work Letter) to be constructed or installed by Landlord according to the Work Letter. Tenant shall construct all Tenant Improvements (as defined in the Work Letter) at its sole cost and expense other than the Allowance, in accordance with the terms of the Work Letter. Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, regardless of the status of completion of the Tenant Improvements to be constructed by Tenant. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the date the building permit is issued for the tenant improvements, this Lease will not be void or voidable and Landlord will not be liable to Tenant for any resultant loss or damage.

      3.2   Term. The term of this Lease is the Lease Term.

                                    ARTICLE 4
                        USE OF PREMISES AND COMMON AREAS

      4.1 Premises. The Premises shall be used as follows: (i) the portion of the Premises located on the second floor of the Building shall be used for general office purposes and for no other purposes; (ii) the portion of the Premises located on the first floor of the Building shall be used for general office purposes and a full service bank and such other purposes as are consistent with the operation of a full service bank, and for no other purposes. Tenant will use the Premises in a careful, safe, and proper manner. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or prohibited by any applicable law, or which, in Landlord's reasonable opinion, creates a nuisance or would increase the cost of insurance coverage with respect to the Building. Tenant shall not use or occupy the Premises in violation of such rules and regulations described in Article 15 below nor in violation of any other laws, recorded covenants, conditions or restrictions affecting the Building. Tenant shall not with respect to the Premises or any portion of it, either itself or allow others to use the Premises in any way which would violate the terms of any exclusive uses granted by Landlord to other lessees in the Building or use the Premises for a primary use which is substantially the same primary use of any other store or tenant on the first floor of the Building. Tenant shall not place a load upon the Premises exceeding the average pounds live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered part of the live load, unless approved by the Landlord's architect. Landlord and Tenant shall mutually agree, prior to the Commencement Date, on the weight and position of all safes, files, vaults, or other heavy equipment which Tenant's business requires to be placed within the Premises, so as to distribute properly the weight thereof.

      4.2 Common Areas of Building. Tenant shall have the nonexclusive right to use in common with other tenants in the Building, and subject to the rules of the Building referred to in Article 15 below, the following areas ("Common Areas") appurtenant to the Premises: (i) the common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and (ii) parking areas (subject to the provisions of the Parking

Agreement attached hereto as Exhibit "C"), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

      4.3 Landlord's Rights in Common Areas. Landlord reserves the right from time to time without unreasonable interference with Tenant's use: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to the Parking Agreement, parking spaces and parking areas, provided that no such changes shall materially impair the ability of Tenant's employees and customer to gain reasonable access to the Premises; (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (v) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

      4.4 No-Smoking. Tenant acknowledges that the Building is a non-smoking facility and that smoking is prohibited in all areas of the Building, including the Premises and Common Areas, except that persons may smoke in the outdoor smoking areas designated by Landlord. Tenant shall not permit any of its officers, employees, agents, guests or invitees, to smoke anywhere in the Premises or the Building other than those specially designated outdoor smoking areas designated by Landlord. Landlord reserves the right to modify or eliminate the outdoor smoking areas from time to time, as it chooses in its sole discretion; provided that the reference to elimination thereof does not indicate that Landlord may elect to change the Building to a smoking building and the parties agree that the Building is intended to remain a no-smoking facility (other than the designated smoking areas) unless mutually agreed by the parties or to the extent Landlord is required by law to permit smoking.

      4.5 Exclusive Use. During the Term of this Lease, as long as Tenant is not in material default and is operating in accordance with the permitted uses specified in section 4.1 hereof, Tenant shall have the exclusive use in the entire Building to operate a full-service federally or state chartered bank or as a credit union offering full service banking services; provided that Landlord's obligation with respect to this grant of exclusive use shall be limited to (i) not hereafter leasing any space in the Building to another tenant whose business within such space at the time of entering into such lease is the operation of a federally or state chartered full service bank or as a credit union offering full service banking services, (ii) include in its tenant leases, a provision restricting the applicable tenant and its subtenants or assignees from operating a business in contravention of the exclusive use granted to Tenant in this Section 4.5. If any tenant thereafter uses any space as a federally or state chartered full service bank or as a credit union offering full service banking services, despite such restriction in its lease, such violation shall not be deemed a Landlord breach hereunder, however, if requested by Tenant, Landlord agrees to take such reasonable steps to enforce any exclusive use restrictions at Tenant's sole cost and expense as may be required in order to enjoin the use of any other space in the Building in violation of this exclusivity provision. The reference in the foregoing sentence to 'Tenant's sole cost and expense' shall be as between Landlord and Tenant and shall not prevent recovery of such fees and expenses from the party violating this exclusive use provision. This exclusive use provision shall not prevent Landlord from leasing to tenants who may engage in other financial services or to an ATM company or other tenant who operates an ATM machine on site.

                                    ARTICLE 5
                          BASE RENT AND ADDITIONAL RENT

      5.1 Base Rent. Tenant agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever the Base Rent, and all such other sums of money as shall become due hereunder as Additional Rent. Should Tenant fail to pay any Additional Rent in a timely manner, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent. The annual Base Rent for each calendar year or portion thereof during the Lease Term, together with estimated Additional Rent pursuant to Article 6 hereof then in effect, shall be due and payable in advance, in lawful money of the United States of America which shall be legal tender at the time of payment, in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. The first monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant.

      5.2 Additional Rent. All charges payable by Tenant hereunder other than Base Rent (including, without limitation, Operating Expenses payable pursuant to Article 6 below) are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. Base Rent and Additional Rent are sometimes referred to collectively as "Rent."

      5.3 Interest and Administrative Charges on Late Payments. All installments of Rent not paid when due and payable shall bear interest and incur the administrative charges as set forth hereinbelow. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

                                    ARTICLE 6
                              BASE RENT ADJUSTMENT

      The Base Rent payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

      6.1 Calculation of Base Rent Adjustment. Tenant shall pay to Landlord as an adjustment to Rent, an amount equal to the excess (the "Excess") of total annual Operating Expenses per square foot of Rentable Area of the Premises, as Grossed-Up, over and above the Expense Stop. The Excess shall be obtained by multiplying (i) the difference between the annual Operating Expense per square foot of Rentable Area in the Premises and the Expense Stop, by (ii) the total Rentable Area of the Premises as set forth in Section 1.15. Such amount shall be paid in advance in monthly installments on the same dates as Base Rent is due and payable hereunder based on Landlord's notice delivered to Tenant from time to time setting forth Landlord's good faith estimate of the Operating Expenses for the current calendar year. Landlord shall have the right to adjust such amount no more than once a year to reflect any changes in Landlord's estimate of Operating Expenses.

      6.2 Annual Statement of Operating Expenses. By April 1 of each calendar year during the Lease Term, or as soon thereafter as practicable but no later than May 1, Landlord shall furnish to Tenant a statement ("Actual Statement") of Landlord's annual Operating Expenses, as Grossed-Up, for the previous calendar year. If for any calendar year the amounts collected from Tenant for the prior year, as a result of Landlord's estimate of Operating Expenses, exceeds the amount of the Excess actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

      6.3 Audit Right. Tenant shall have the right, no more frequently than once per calendar year, after notice to Landlord and at reasonable times, to inspect and photocopy Landlord's Operating

Expenses records at Landlord's offices. If, after such inspection and photocopy, Tenant continues to dispute the amount of the Excess, the amount of actual Operating Expenses (including Base Year Operating Expenses and the determination of reasonableness of such Operating Expenses determined in accordance with the definition of Operating Expenses under Section 1.14 hereof) or Landlord's calculation of any of the above as set forth in said statement, Tenant shall be entitled not later than one-hundred eighty (180) days following Tenant's receipt of an Actual Statement to retain a national, independent, certified public accountant who is not contracted on a contingency fee basis and is mutually acceptable to Landlord and Tenant to audit Landlord's Operating Expenses records with respect to the calendar year covered by Actual Statement to determine the proper amount of the Operating Expenses, determined in accordance with the definition of Operating Expenses set forth in Section 1.14 hereof. Landlord shall be entitled to review the results of such audit promptly after completion of same. If the results of such audit states that Landlord has overcharged Tenant, then within fifteen (15) days after the results of the audit are made available to Landlord, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under this Lease. If such audit proves that Landlord has undercharged Tenant, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall pay to Landlord the amount of any such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall reimburse Tenant the amount of such cost if the results of such audit states that Landlord's determination of the Operating Expenses (as set forth in the Actual Statement) was in error by more than five percent (5%). If Tenant does not request an audit in accordance with the provisions of this Section 6.3 within one (1) year after Tenant's receipt of an Actual Statement, such Actual Statement shall be conclusively binding upon Tenant. Landlord shall be required to maintain records of all Operating Expenses for three (3) years following the issuance of the Operating Expense statement for such Operating Expenses. The payment by Tenant of any amounts pursuant to this Article shall not preclude Tenant from timely questioning the correctness of any such statement.

      6.4 Confidentiality. Tenant will keep confidential all agreements involving the rights provided in this section and the results of any audits conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys, accountants and auditors to the extent necessary for such persons to perform their respective services for Tenant, provided such permitted party agrees in writing to keep all audit information confidential.

                                   ARTICLE 7
                      SERVICES TO BE FURNISHED BY LANDLORD

      Landlord agrees to furnish Tenant the following services as an Operating Expense for the Building (except as specifically provided below):

      7.1 Water/HVAC. Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than "Normal Business Hours" for the Building (which are 6:00 a.m. to 6:00 p.m. on Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of federally recognized holidays), shall be furnished at Tenant's sole cost and expense only upon Tenant's request in accordance with Section 13(c) below.

      7.2 Routine Maintenance. Routine maintenance and electric lighting service for all Common Areas and service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

      7.3 Janitorial. Janitorial service with a bonded and insured company, five (5) days a week, exclusive of federally recognized holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Landlord shall provide Tenant notice of the janitorial company contracted to service the Premises prior to execution of this Lease and thereafter prior to any change of the janitorial company. Tenant shall have the right to replace the janitorial company providing service to the Premises at any time by providing written notice to Landlord (the "JANITORIAL CHANGE NOTICE"). If Tenant elects to change the janitorial service for its Premises, the Tenant may elect (which election shall be included in the Janitorial Change Notice) to either (i) select a specific janitor for its space and request that the Landlord contract with such party, in which event, Tenant shall be solely responsible for the performance of such janitor and the Operating Expenses applicable to Tenant shall be modified by eliminating Tenant's Share of any building-wide janitorial service ((provided Tenant's Share of Operating Expenses shall continue to include the Tenant's Share of Common Area janitorial expenses) and adding to Operating Expenses all charges incurred by Landlord for the janitor selected by Tenant, or (ii) provide janitorial services to the Premises and contract for such services, in which event, Tenant shall have all janitorial obligations with respect to the Premises at its sole cost and expense, and the Premises portion of the janitorial costs will be removed from Operating Expenses (provided Tenant's Share of Operating Expenses shall continue to include the Tenant's Share of Common Area janitorial expenses). In the event that Tenant exercises its right under the foregoing provisions to obtain a janitorial company for Tenant's Premises different than the janitorial service provider for the remainder of the Building, Landlord agrees that it shall in no event provide the janitorial service provider for the remainder of the Building with any keys, or other means of accessing the Tenant's Premises.

      7.4 Base Electricity. Subject to the provisions of Article 13, facilities to provide all electrical current required by a typical office user, as determined by Landlord, in its use and occupancy of the Premises.

      7.5 Light Maintenance. All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas of the Building.

      7.6 Access Cards. A system for limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord may charge a fee for card keys or other security devices. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages resulting from the actions of unauthorized persons on the Premises or in the Building and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord which respect thereto.

      The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or part shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service resulting therefrom. Notwithstanding the foregoing to the contrary, if as a result of the negligence or intentional act of Landlord or its employees, there is an interruption or stoppage of those services listed in Sections 7.1, 7.4, 7.5 or 7.6, the Premises are rendered untenantable for a period of five (5) continuous days Tenant shall have the right to an abatement of daily Base Rent for each day beyond the five (5) day period that such services continuously remain unavailable. The foregoing shall not limit any common law right of quiet enjoyment by Tenant of the Premises.

                                    ARTICLE 8
                      IMPROVEMENTS TO BE MADE BY LANDLORD

      Except as otherwise provided in the Work Letter attached hereto as Exhibit "D," all installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and the cost of any increased insurance premiums thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as Additional Rent.

                                    ARTICLE 9
                 MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD

      Except as otherwise expressly provided herein, Landlord shall not be required to perform any maintenance or to make any repairs to the Premises.

                                   ARTICLE 10
                                     SIGNAGE

      10.1 Graphics; Building Directory. Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises and on the Building directory; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. Landlord shall permit Tenant, at Tenant's sole cost and expense (including maintenance and operating costs), to install a prominent lobby sign indicating Tenant's location on the 2nd floor of the building (the "LOBBY SIGNAGE").

      10.2 Exterior Signage. Landlord shall permit Tenant, at Tenant's sole cost and expense (including maintenance and operating costs), to install its illuminated company logo, and the name Community Bank of Nevada, between the 1st and 2nd floors, on the Fourth Street and South side of the Building, the exact lighting, coloring, size, design and location of which shall be subject to the reasonable approval of Landlord (the "FIRST FLOOR SIGNAGE"). Additionally, subject to receipt of all necessary governmental approvals the Landlord shall construct, at its expense, a Building monument sign designed for multi-tenant display on the landscaped area south of the Building on Fourth Street. Tenant shall have the right, at its expense, to install its company logo and the name Community Bank of Nevada at the top of the monument sign, which space on the monument signage for tenant shall be larger than any space granted to any other tenant in the Building (the "MONUMENT SIGNAGE"). The option of back lit or up lighting shall be mutually agreed upon after review of signage proposals by the Tenant's and Landlord's sign company. The design, type, size, and location of all exterior, monument and lobby signage (including the Main Building Signage if applicable) shall be subject to review and approval by Landlord, and all appropriate governmental agencies.

      If as of the end of the eighteenth calendar month following the Commencement Date, Landlord has not entered into executed leases or letters of intent with any other tenant for a greater amount of Rentable Area in the Building than Tenant, Landlord shall permit Tenant, at Tenant's sole cost and expense (including maintenance and operating costs), to install its illuminated company logo, and the name Community Bank of Nevada, on the exterior "top" of the Building, (the "MAIN BUILDING SIGN"). The exact lighting, coloring, size, design and location of the Main Building Signage will be mutually acceptable to Landlord and Tenant and shall meet all code requirements of the City of Las Vegas. Tenant shall pay for all costs of design and fabrication of such signage, as well as all costs of obtaining the applicable approvals and permits. Except as otherwise permitted in Section 17.1 hereof, the rights granted to Tenant for the Main Building Sign and First Floor Signage are personal to Tenant and no assignees or subtenants of Tenant have rights to the Main Building Sign or First Floor Sign unless approved by Landlord in writing. Further, if Tenant assigns or subleases its second floor space in the Building, Landlord may elect to terminate Tenant's rights to the Main Building Sign by delivering notice to Tenant, in which event Tenant shall promptly remove its Main Building Sign. Further, if Tenant assigns or subleases its first floor space in the Building, Landlord may elect to terminate Tenant's rights to the Main Building Sign and the First Floor Signage, or either of them by delivering notice to Tenant, in which event Tenant shall promptly remove the applicable sign or signs.

      10.3 Garage Signage. Landlord shall permit Tenant, at Tenant's sole cost and expense (including maintenance and operating costs), to install directional signage on the parking structure and the designed parking spaces.

      10.4 Governmental Approvals/Not a Condition to Lease. Landlord makes no representation or warranty that the exterior or garage signage will be available or permissible by governmental entities.

Tenant shall comply with any and all laws regarding the installation, maintenance and use of the exterior signage. Landlord agrees to use reasonable efforts to cooperate with Tenant in order to assist Tenant in seeking and obtaining any governmental approvals, provided that such cooperation results in no material cost or expense to Landlord. If for any reason Tenant is unable to obtain governmental approval of the exterior or garage signage (other than as a result of Landlord default), this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage.

      10.5 Termination/Indemnity. Upon termination of the Lease for any reason, at Landlord's election, Tenant shall, at Tenant's expense promptly remove all Tenant signage in the garage, on the exterior of the Building and in the Lobby and restore the Building and the Garage to their prior condition, reasonable wear and tear excepted. Tenant hereby agrees to indemnify Landlord against any damage caused to the Building including any damage to other tenants in the Building or to the Common Area which result from Tenant's installation or removal of signage. This provision shall survive termination of the Lease.

                                   ARTICLE 11
                         CARE OF THE PREMISES BY TENANT

      Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease agrees to deliver up the Premises to Landlord in as good condition as at the Commencement Date of this Lease, ordinary wear and tear excepted.

                                   ARTICLE 12
                       REPAIRS AND ALTERATIONS BY TENANT

      12.1 No Alteration, Additions, or Improvements Without Landlord's Consent. Tenant shall make no alterations, additions, or improvements to the Premises or any part thereof after completion of the original Tenant improvement, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing to the contrary, Tenant shall not be obligated to obtain Landlord's prior consent (but shall continue to provide notice as required below) in the event the Alterations
(i) do not affect the structural components or equipment systems of the Building, (ii) do not require a building permit to perform, (iii) do not increase the load on the Building systems or structural components, (iv) are completed in accordance with all applicable laws, and (v) do not cost in excess of $20,000 in the aggregate to complete. Tenant shall submit any such request to Landlord at least thirty (30) days prior to the proposed commencement date of such work. Landlord may impose, as a condition to such consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits and the payment by Tenant of a fee to Landlord equal to Landlord's costs of the same not to exceed five percent (5%) of the total cost of such work to reimburse Landlord for its review, approval and supervision of such work. Landlord shall be entitled to post notices on and about the premises with respect to Landlord's non-responsibility for mechanics' liens and Tenant shall not permit such notices to be defaced or removed, or in the event such work does not require Landlord approval, Tenant must post such notices. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord.

      12.2 Completion of Lease Term. All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease Term, whether by lapse of time or otherwise, unless the items in question were provided by Tenant and can be removed with little or no damage to the Premises (and if any damage is caused it is immediately repaired), or Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the Lease Term, shall elect to have Tenant remove all or any of such alterations, improvements, or additions (excluding non-movable office walls), and in such event, Tenant shall promptly remove, as its sole cost and expense, such alterations, improvements, and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines, and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Lease Term. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the Lease Term or the earlier termination of this Lease.

      12.3 Parties Performing Alteration, Repair, and Modification Work. If Landlord permits persons requested by Tenant to perform any alterations, repairs modifications, or additions to the Premises, then prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the state where the Premises are located evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in amounts, with companies, and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days' prior notice to Landlord.

      12.4 Performance of Alteration, Repair, and Modification Work. Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions, or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and so as to maintain harmonious labor relations in the Building.

                                   ARTICLE 13
                      USE OF ELECTRICAL SERVICES BY TENANT

      Tenant's use of electrical services furnished by Landlord shall be subject to the following:

      a. Landlord agrees to furnish to the Premises, at no extra cost to Tenant but as an Operating Expense, seven and one-half (7.5) watts of electric current, connected load, per square foot of Usable Area during Normal Business Hours within the Premises on an annualized basis for normal lighting, normal fractional horsepower office machines, and HVAC as required in Landlord's judgment for the use and occupation of the Premises.

      b. In the event that Tenant requires or uses more electric power than specified in this Lease or than Landlord reasonably determines to be standard in the Building, Landlord may, at Landlord's option, require Tenant to pay the cost as reasonably determined by Landlord of such extraordinary usage as Additional Rent. In addition, Landlord may install checkmeters in or for the Premises, at Tenant's sole cost and expense, and Tenant shall thereafter pay all charges of the utility company providing electric service and Landlord shall make an appropriate adjustment to Tenant's obligation to pay a proportionate share of the Operating Expenses to account for the fact that Tenant is directly paying such metered charges.

      c. If Tenant requires HVAC service beyond Normal Business Hours (hereafter "After Hours Usage"), such service must be requested from the Building manager at least twenty-four (24) hours prior thereto. After Hours Usage shall only be supplied in full floor increments of the Building, for a minimum of four (4) hour periods, with increments of one half (1/2) hour thereafter. Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses for After Hours Usage at the rate of $45 per hour per floor for each hour (provided, however, Landlord may adjust the following from time to time to provide for any increase in cost of services). Tenant shall only be responsible for After Hours Usage it requests, and in no event will Tenant be charged for After Hour Usage requested by any other tenant on the same floor. Notwithstanding the foregoing, if in Landlord's determination Tenant's demand for After Hours Usage is or becomes excessive or sufficiently frequent as to warrant the same, Landlord may install, at Tenant's expense, separate meters to monitor or control Tenant's After Hours Usage, with all costs for the installation, maintenance and repair of such meter to be paid by Tenant.

                                   ARTICLE 14
                              LAWS AND REGULATIONS

      14.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the Commencement Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises.

      14.2  Hazardous Materials.

      a. For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

      b. Tenant will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the Premises or the project by Tenant, its agents, employees, or contractors; provided, however, that the consent of Landlord shall not be required for the use at the Premises by Tenant of standard cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance of the Premises, provided that any and all such Hazardous Materials are kept and maintained in strict compliance with all Hazardous Materials Laws. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises.

      c. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorney fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 14. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorney fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located in, on, or about the Building, to their condition existing prior to the introduction of Hazardous Materials by Tenant, its agents, employees or contractors. Tenant's obligations under this Article 14 will survive the expiration or other termination of this Lease.

      d. Landlord represents and warrants to Tenant that Landlord has not disposed of or released any Hazardous Materials in the Building. Further, Landlord has received no notice from any governmental authority having jurisdiction over the Building, that the Building is in violation of any Hazardous Materials Laws. Landlord shall indemnify, defend and hold Tenant harmless from any and all liability, loss or expense, including attorney's fees, which may arise (a) due to Landlord's violation of its representations and warranties hereunder, or (b) related to the storage, disposal or release of Hazardous Materials in, on or about the Building by Landlord, its agents, employees or contractors.

      14.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Building which would (i) jeopardize or be in conflict with fire insurance policies covering the Building or covering any fixtures and property in the Building; (ii) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for general office use of the Building; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

                                   ARTICLE 15
                                 BUILDING RULES

      Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The current Building Rules and Regulations, which may be modified from time to time by the Landlord in its sole discretion, are attached hereto as Exhibit "E."

                                   ARTICLE 16
                               ENTRY BY LANDLORD

      Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, Mortgagees, tenants or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

                                   ARTICLE 17
                           ASSIGNMENT AND SUBLETTING

      17.1 Prohibition. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein, without the consent of Landlord first being obtained, which consent will not be unreasonably withheld or delayed if: (1) Tenant provides written notice to Landlord at least 30 days prior to such assignment or subletting setting forth the details of the proposed assignment or sublease; (2) Landlord declines to exercise its rights under Section 17.2; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Use permitted under this Lease and in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building, and such use will not, in Landlord's reasonable opinion materially increase parking or occupancy loads;
(4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a tenant or currently negotiating a lease with Landlord in the Building; and (7) the rent to be paid by the Transferee is not less than the Rent paid by Tenant for such space and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 17 shall be void. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to assign its interest in this Lease or to sublet all or a part of the Premises without Landlord's prior consent to a Permitted Transferee, as hereinafter defined, provided (a) the Permitted Transferee is engaged in a business (and the portion of the Premises will be used for) the use permitted hereunder, and (b) Tenant is not in default at the time it makes any such sublease. In the event of an assignment or sublet to a Permitted Transferee, Tenant shall remain liable for all of its obligations hereunder. For purposes of this Lease, a "Permitted Transferee" means, (i) any person or entity which directly or indirectly controls, is controlled by or is under common control with Tenant, (ii) any entity resulting from a merger or consolidation with Tenant, (iii) any person or entity which acquires all or substantially all of the assets or stock ownership of Tenant as a going concern of the business that is being conducted on the Premises, or (iv) any person acquiring any stock ownership in the stock ownership of Tenant as a going concern of the business that is being conducted on the Premises. In order for any assignment to a Permitted Transferee to be effective, Tenant shall provide ten (10) days' prior written notice of the assignment to Landlord which notice shall set forth the facts supporting designation of the assignee as a Permitted Transferee. No such notice shall be required for transfers of stock only, and no transfer of stock shall be considered an assignment hereunder. Rather, notice of an assignment to a Permitted Transferee (and consent to an assignment to a non-Permitted Transferee) is only required where an actual "assignment" to such a transferee is taking place. Nothing stated anywhere in this Lease shall be construed as requiring any notice to the Landlord of transfers of Tenant's stock or ownership, nor shall any transfer of any or all of the stock or ownership of the Tenant, without more, be deemed an "assignment" of this Lease requiring notice to or consent of the Landlord. Only in cases of an actual "assignment" of this Lease shall the 10 day notice provisions (in the case of assignment to a Permitted Transferee) or the 30 day notice and consent provisions (in the case of assignment to a non-Permitted Transferee) of this paragraph be deemed applicable. Notwithstanding the forgoing to the contrary, all signage rights granted hereunder are granted to Tenant only based on tenant's reputation and character and the aesthetic presentation of the signage and such signage may not be changed by Tenant or any assignee without the consent of Landlord.

      17.2 Recapture. If Tenant desires to assign this Lease or sublet of all or part of the Premises to any party other than a Permitted Transferee, Tenant shall, prior to requesting Landlord's consent for any specific subtenant or sublessee, notify Landlord of such intention and Landlord shall have the option (without limiting Landlord's other rights hereunder) of terminating this Lease upon thirty (30) days' notice. Landlord may then, at Landlord's option elect to terminate this Lease with respect to the applicable portion of the Premises. If Landlord should fail to notify Tenant in writing of its decision within a thirty
(30) day period after Landlord is notified in writing of the Tenant's desire to assign or sublease, Landlord shall be deemed to have elected to keep this Lease in full force and effect. Further, in the event Landlord elects to terminate this Lease, Tenant shall have a period of 30 days within which to rescind its assignment or sublet request in which event this Lease shall remain in full force and effect and Tenant will not be permitted to sublet or assign the Premises to any party (other than a Permitted Transferee) unless and until it has complied with the provisions of this Section 17.2 and Landlord has elected not to terminate the Lease.

      17.3 Proceeds of Assignment, Sale of Sublease. Except for assignments to Permitted Transferees, one half of all cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord to the extent that such proceeds exceed the Rent called for hereunder, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interest in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as "Successors"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof.

      17.4 Tenant Remains Liable. No assignment, sublease or other transfer consented to by Landlord, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Upon the occurrence of any default under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against any subtenant or assignee. Upon termination of this Lease, any permitted subtenant shall, at Landlord's option, attorn to Landlord and shall pay all Rent directly to Landlord. Landlord's acceptance of Rent from any other person shall not constitute a waiver of any provision of this Article 17. Consent to one transfer shall not constitute consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

                                   ARTICLE 18
                                     LIENS

      Tenant will not permit any mechanic's lien(s) or other liens to be placed upon the Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises. In the event any such lien is attached to the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes and any expenses incurred by Landlord in connection with any such lien shall be paid by Tenant to Landlord on demand as Additional Rent.

                                   ARTICLE 19
                                    INSURANCE

      19.1 Property Insurance. Landlord shall maintain property coverage insurance on the Building Shell and appurtenant structures in the Common Areas in an amount equal to full replacement value thereof. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord or the Mortgagees as their respective interests shall appear. Tenant shall obtain and keep in force at all times during the Lease Term, a policy or policies of insurance covering loss or damage to all of the improvements, betterments, income and business contents located within the Premises other than the Building Shell (including all improvements constructed pursuant to Exhibit "D") in the amount of the full replacement value thereof as ascertained by the Tenant's insurance carrier, as the same may exist from time to time, against all perils normally covered in an "all risk" policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided, however, that Tenant shall have no obligation to insure against earthquake.

      19.2 Liability Insurance. Landlord shall maintain a policy of Commercial General Liability insurance insuring against liability arising out of the ownership, use, occupancy or maintenance of the Building in an amount of not less than One Million Dollars ($1,000,000) per occurrence or such greater amount from time to time as Landlord or any Mortgagees may reasonably deem necessary or appropriate. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord. Tenant shall, at Tenant's expense, maintain a policy of Commercial General Liability insurance insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than One Million Dollars ($1,000,000) per occurrence. The initial amount of such insurance shall be subject to periodic increase upon reasonable demand by Landlord based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the limits of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Landlord shall be named as an additional insured on said policies and the policies shall contain the following provision: "Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of Premises by the Tenant or by Tenant's operation and any insurance carried by Landlord shall be excess and non-contributing." The policy shall insure Tenant's performance of the indemnity provisions of Articles 14 and 20.

      19.3 Requirements for Insurance Policies. Insurance required to be maintained by Tenant hereunder shall be in companies holding a "General Policyholders' Rating" of A or better and a "financial rating" of X (ten) or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall promptly deliver to Landlord, within thirty (30) days of the Commencement Date, original certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage except after sixty (60) days prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration, cancellation or reduction of such policies, furnish Landlord with renewals or binders" thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies required under this Lease.

      19.4 Waiver of Subrogation Rights. Tenant and Landlord shall obtain from the issuer of the insurance policies referred to in Section 19.1 a waiver of subrogation provision in said policies and Tenant and Landlord hereby release, relieve and waive any and all rights of recovery against Landlord or Tenant, or against the employees, officers, agents and representatives of Landlord or Tenant, for loss or damage arising out of or incident to the perils insured against under Section 19.1 which perils occur in, on or about the Premises or the Building, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees. The extent of the waiver described in the immediately preceding sentence is limited to the extent of insurance carried by Landlord and Tenant pursuant to Section 19.1 of this Lease.

                                   ARTICLE 20
                                   INDEMNITY

      20.1 Indemnity by Tenant. Tenant shall indemnify and hold harmless Landlord and all agents, servants and employees of Landlord from and against all claims, losses, damages, liabilities, expenses (including reasonable attorney fees), penalties and charges arising from or in connection with (i) Tenant's use of the Premises during the Lease Term, or (ii) the conduct of Tenant's business, or (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises during the Lease Term. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims, loss, damage, liability, expense (including reasonable attorney fees), penalty or charge arising from any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord. Tenant, as a material part of its consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or upon the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Notwithstanding the foregoing, Tenant shall not be required to defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligence or willful acts or omissions, or those of Landlord's officers, agents, contractors or employees. Tenant's indemnity is not intended to nor shall it relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover the results of grossly negligent acts or omissions of Landlord, its officers, agents, contractors or employees, or the failure of Landlord to perform any of its obligations under this Lease.

      20.2. Indemnity by Landlord. Landlord shall indemnify and hold harmless Tenant and all agents, servants and employees of Tenant from and against all claims, losses, damages, liabilities, expenses (including reasonable attorney fees), penalties and charges arising from or in connection with any or damage to any person or property resulting solely from the gross negligence or intentional acts of Landlord, and from and against all costs, reasonable attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by legal counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord shall not be required to defend, save harmless or indemnify Tenant from any liability for injury, loss, accident or damage to any person or property resulting from Tenant's negligence or willful acts or omissions, or those of Tenant's officers, agents, contractors or employees.

                                   ARTICLE 21
                       DAMAGE OR DESTRUCTION TO BUILDING

      21.1 Partial Destruction. In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within two hundred ten (210) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to ten days or less). Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said two hundred ten (210) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said two hundred ten (210) day period, then Tenant may, by written notice to Landlord, cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in material part the result of the act, omission, fault, or negligence of Tenant, its agents, contractors, employees, licensees, or invitees. Except as provided in this Article 21, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations, or improvements in or to the Building, Premises, or fixtures, appurtenances, and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

      21.2 Total Destruction. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 210 days) that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term). A total destruction of the Building shall automatically terminate this Lease.

                                   ARTICLE 22
                                  CONDEMNATION

      If the whole or substantially the whole of the Building or the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise or shall be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation. Notwithstanding anything contained herein Tenant may bring separate action against the condemning authority to recover relocation expenses, lost value of leasehold and reimbursement of tenant improvement costs incurred by Tenant in excess of the Allowance.

                                   ARTICLE 23
                          DAMAGES FROM CERTAIN CAUSES

      Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, earthquake, any other act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. In addition, Landlord shall not be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Premises.

                                   ARTICLE 24
                               EVENTS OF DEFAULT

      The following events ("Events of Default") shall constitute a default by Tenant hereunder:

      a. If Tenant shall fail to pay when due any installment of Base Rent, Additional Rent, or any other amounts payable hereunder, unless such failure is cured within 7 business days after notice from Landlord; however, Tenant is not entitled to more than two notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

      b. If this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease, except to Permitted Transferees or as otherwise permitted herein;

      c. If this Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

      d. If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

      e. If involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment;

      f. If Tenant shall fail to take possession of the Premises within thirty (30) days of the Commencement Date;

      g. If Tenant shall abandon the Premises or shall vacate the Premises for thirty (30) consecutive days;

      h. If Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant's part to be performed (other than the obligation to pay rent or any other charges payable hereunder), and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently pursues the same to completion, with completion occurring in all instances within sixty (60) days;

      i. If Tenant shall, for reasons other than those specifically permitted in this Lease, cease to conduct continually its normal business operations in the Premises, or fail to, from the Commencement Date through the term of this Lease and any renewals hereof, do any of the following: (i) keep the phone lines in the Premises hooked up with adequate personnel to operate the same; or (ii) operate its normal business activities as an active and ongoing entity consistent with generally accepted standards in the industry;

      j. If Tenant shall fail to obtain a release of any mechanic's lien, as required herein;

      k. If a guarantor of this Lease, if any, or a general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary; except in the case of a guarantor, Tenant shall not be in default if a substitute guarantor, with creditworthiness and financial abilities acceptable to Landlord in light of the responsibilities of Tenant hereunder, and otherwise acceptable to Landlord, is provided to Landlord within fifteen (15) days;

      l. If all or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises;

      m. Tenant shall fail to deliver an Estoppel Certificate or Subordination Agreement within the time periods set forth in this Lease.

                                   ARTICLE 25
                              LANDLORD'S REMEDIES

      25.1 Landlord's Election upon Events of Default. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, then or at any time thereafter and while any such Event of Default shall continue, either:

            (i) to give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated; provided, however, that all of Tenant's obligations, including, but not limited to, payment of the amount of Base Rent and other obligations reserved in this Lease for the balance of the Lease Term, shall immediately be accelerated and due and payable in accordance with the provisions of Section 25.3 hereof; or

            (ii) to re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this Article 25 or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall take actions as are required by law to mitigate tenant's damages, provided that Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so stated. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

      25.2 Effects of Landlord's Election to Take Possession of Premises. In the event that Landlord does not elect to terminate this Lease as permitted in
Section 25.1(i) hereof, but on the contrary, elects to take possession as provided in Section 25.1(ii). Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney fees, expenses of employees, alteration and repair costs, and expense of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not be taken.

      25.3 Effect of Landlord's Election to Terminate the Lease. In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such Lease Term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums arising under the Lease for the balance of the Lease Term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable. Nothing contained herein shall relieve Landlord from its common law obligation to mitigate its damages in the event of a Tenant default.

      25.4 Suits for Recovery by Landlord. Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Lease Term would have expired had there been no such default by Tenant or no such termination, as the case may be.

      25.5 Rents, Issues, and Profits from Subleases. After an Event of Default by Tenant, Landlord may sue for or otherwise collect all rents, issues, and profits payable under all subleases on the Premises, including those past due and unpaid.

      25.6 Landlord's Entry Upon the Premises and Other Remedies. After an Event of Default by Tenant, Landlord may, without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass, and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph caused by the negligence of Landlord or otherwise.

      25.7 No Waivers Unless Express. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in full force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

      25.8 Lease Not a Limitation of Remedies. Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the provisions of this Section.

      25.9 Default Interest Rate, Administrative Charge, and Other Matters. Any rents or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall thereafter bear interest from the due date at the "Default Interest Rate" until paid. Similarly, any amounts which Landlord pays on behalf of Tenant which are owed by Tenant in accordance with the terms hereof, which are not reimbursed by Tenant to Landlord within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Default Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord an administrative charge (and not a penalty) to compensate Landlord for the costs and expenses associated with handling a delinquent account equal to ten percent (10%) of the amount due whenever any Base Rent, Additional Rent, or any other sums due hereunder remain unpaid after the due date thereof unless such failure is cured within 7 business days after notice from Landlord; however, Tenant is not entitled to more than two notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, the administrative charge shall automatically apply. Further, upon an Event of Default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a monetary inducement or concession, including, but not limited to, any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the Default Interest Rate, until paid; it being understood and agreed that such concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

      25.10 Remedies Cumulative, Costs of Collection; Waiver of Jury Trial. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease nor or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including, by way of example, but not limitation, reasonable attorney fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

                                   ARTICLE 26
                               LANDLORD'S DEFAULT

      Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days' of receipt by Landlord of written notice from Tenant of the alleged failure to perform. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure).). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in the Lease or elsewhere. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give any Mortgagee notice and a reasonable time to cure any default by Landlord. If Landlord fails to perform its maintenance, repair or replacement obligations under this Lease and such failure results in material interference with Tenant's business operations or threatens damage to Tenant's property, then following twenty (20) days' prior written notice to Landlord (except in the event of an emergency in which event no notice shall be required), Tenant may perform such repair, replacement or maintenance. In the event Landlord was obligated to perform such action, Landlord shall reimburse Tenant for all out-of pocket third party costs incurred by Tenant to complete such maintenance, repair or replacement, within 30 days after receipt of an itemized invoice therefor from Tenant. In the event Landlord does not reimburse Tenant for such costs Tenant shall not have any right to off-set rent unless and until it has received a judgment from a court of competent jurisdiction which determines that Landlord was obligated to perform such maintenance, repair or replacement, and Landlord does not, within thirty days after the issuance of the Court's order (the "Landlord Cure Period") either (i) post the required bond for appeal, or (ii) within 30 days after issuance of such judgment, pay the total damages awarded by the Court (or otherwise remedy the default if applicable); provided that if Landlord fails to satisfy such requirements, Tenant shall have the right to an abatement of Base Rent only to the extent necessary to satisfy such judgment.

                                   ARTICLE 27
                               PEACEFUL ENJOYMENT

      Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof (excluding article 7), provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord's interest hereunder.

                                  ARTICLE 27A
                                RELOCATION RIGHT

      Not applicable.

                                   ARTICLE 28
                                  HOLDING OVER

      In the event of holding over by Tenant after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Article 25 above, Tenant shall, throughout the entire holdover period, pay rent equal to 150% the Base Rent and 100% of the Additional Rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term, with the express written consent of Landlord: (i) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (ii) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (iii) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days' prior written notice or the earliest date permitted by law. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease including the Base Rent and Additional Rent provisions. Nothing contained in this Article 28 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

                                   ARTICLE 29
                           SUBORDINATION TO MORTGAGE

      Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building as a whole, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Mortgagee may reasonably deem appropriate in its discretion. Tenant agrees within 10 days after request therefore to execute a subordination and non-disturbance agreement in the form of agreement attached hereto as Exhibit I or such similar agreement as Landlord may reasonably request. In the event that any mortgage or deed of trust is foreclosed or conveyance in lieu of foreclosure is made for any reason, Tenant shall, if requested by the Mortgagee, attorn to and become the Tenant of the successor-in-interest to Landlord and in such event Tenant hereby waives its right under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request modifications to this Lease as a condition to such financing, Tenant will not withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder and do not otherwise materially adversely affect Tenant's rights hereunder. In the event that Tenant should fail to execute any instrument described in this
Article 29 promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

                                   ARTICLE 30
                                    RESERVED

                                   ARTICLE 31
                            BANKRUPTCY OR INSOLVENCY

      31.1 Deemed Rejection of Lease. If the Tenant becomes a debtor under Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code"), or in the event that a petition for reorganization or adjustment of debts is filed concerning the Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding filed under Chapter 7 is transferred to Chapter 11 or 13, the "Trustee" or the Tenant, as "Debtor-in-Possession," shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding, has been satisfied, and the Landlord has so acknowledge in writing: (i) the Trustee or Debtor-in-Possession has cured, or has provided the Landlord "adequate assurance" (as hereinafter defined) that from the date of such assumption the Trustee or Debtor-in-Possession will promptly cure, all monetary and non-monetary defaults under the Lease; (ii) the Trustee or Debtor-in-Possession has compensated, or has provided to the Landlord adequate assurance that within ten (10) days of the date of assumption the Landlord will be compensated, for any pecuniary loss incurred by the Landlord arising from default of the Tenant, the Trustee, or the Debtor-in-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession; and (iii) the Trustee or Debtor-in-Possession has provided the Landlord with adequate assurance of future performance of each of the Tenant's, the Trustee's, or the Debtor-in-Possession's obligations under this Lease; provided, however, that:
(x) the Trustee or Debtor-in-Possession shall also deposit with the Landlord, as security for the timely payment of rent and other sums due hereunder, an amount equal to three months Base Rent, Additional Rent, and other monetary charges accruing under this Lease; and (y) the obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings.

      31.2 Adequate Assurance. For purposes of this Section, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceedings of the Tenant, at a minimum, "adequate assurance" shall mean: (i) the Trustee or Debtor-in-Possession will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill all of the obligations of Tenant under this Lease; or (ii) the Bankruptcy Court, shall have entered an order segregating sufficient cash payable to the Landlord, and the Trustee or Debtor-in-Possession shall have granted to the Landlord a valid and perfected first lien and security interest or mortgage in property of the Tenant, the Trustee, or the Debtor-in-Possession, acceptable as to value and kind to the Landlord, in order to secure to the Landlord the obligation of the Tenant, Trustee, or Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time period set forth above.

      31.3 Lease Assignments in Bankruptcy Proceedings. The following conditions shall apply to any assignments of this Lease in bankruptcy proceedings if the Trustee or Debtor-in-Possession has assumed this Lease and elects to assign the Lease to any other person, such interest or estate of Tenant in this Lease may be so assigned only if the Landlord has acknowledged in writing that the intended assignee can provide to the Landlord "adequate assurance of future performance" (as herein defined) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant. For the purposes of this provision, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and the Landlord has so acknowledged in writing: (i) the proposed assignee has submitted a current financial statement audited by a Certified Public Accountant which shows the net worth and working capital and amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this Lease; (ii) the proposed assignee, if requested by the Landlord, has obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness; and (iii) the Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which the Landlord is bound, in order to permit the Landlord to consent to such assignment.

                                   ARTICLE 32
                        AMERICANS WITH DISABILITIES ACT

      32.1 Alterations to Common Areas. Landlord shall, subject to reimbursement as part of the Building's Operating Expenses, be responsible for any alterations, modifications or improvements to the Common Areas which are required under any applicable portion of the Americans With Disabilities Act ("ADA").

      32.2 Alterations to Premises. Tenant shall, at Tenant's sole cost and expense, be responsible for any alterations, modifications or improvements to the Premises, and the acquisitions of any auxiliary aids, required under the ADA, including all alterations, modifications, or improvements required: (i) as a result of Tenant (or any subtenant, assignee, or concessionaire) being a "Public Accommodation" (as defined in the ADA); (ii) as a result of the Premises being a "Commercial Facility" (as defined in the ADA); (iii) as a result of any leasehold improvements made to the Premises by, or on behalf of, Tenant or any subtenant, assignee, or concessionaire (whether or not Landlord's consent to such leasehold improvements was obtained); or (iv) as a result of the employment by Tenant (or any subtenant, assignee, or concessionaire) of any individual with a disability. Nothing stated in this paragraph shall diminish the Landlord's responsibility to comply with the ADA with respect to any and all common areas or other portions of the Building in accordance with Section 32.1 hereof, unless such modification results from Tenant's use of the Premises in which event any modifications to the Common Areas or Building will be the sole cost and expense of the Tenant.

      32.3 "Use Clause" Implications. With respect to the use restrictions set forth in Article 4 of this Lease, and the restrictions on assignments and subletting set forth in Article 4 of this Lease, it is hereby specifically understood and agreed that Landlord shall have no obligation to consent to, or permit, a use of the Premises, or an assignment of the Lease, or a sublease of the Premises (collectively herein a "Use Change") if such Use Change would require the making of any alterations, modifications, or improvements to the Premises or the Common Areas, or the acquisition of any auxiliary aids, required under the ADA, unless Tenant performs all such acts and satisfies Landlord's requirements for financial responsibility for the costs of such compliance (which may include, by way of example, posting of a completion bond), Tenant shall be responsible for compliance with ADA in the design and layout of the Leasehold Improvements and Landlord shall have no responsibility therefor.

                                   ARTICLE 33
                                 ATTORNEY FEES

      In the event either party commences an action for the enforcement of, or arising out of, a breach of the terms of this Lease, then the prevailing party shall be awarded an amount to be fixed by the court for court costs and reasonable attorney's fees.

                                   ARTICLE 34
                               NO IMPLIED WAIVER

      The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease, shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                   ARTICLE 35
                        LIMITATION OF LANDLORD LIABILITY

      The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and Tenant agrees to look solely to such amount for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

                                   ARTICLE 36
                                SECURITY DEPOSIT

      The Security Deposit shall be paid by Tenant to Landlord concurrently with the execution hereof. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of damages caused by Tenant in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided no uncured Event of Default then exists, 24 months following the Commencement Date, the balance of the Security Deposit (remaining after any prior application thereof under this article) shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit to Tenant.

                                   ARTICLE 37
                                     NOTICE

      Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postage paid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated below or such other address, notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) calendar days after it is so deposited.

      Notices to Landlord:   Intown Office, LLC
                             400 S. Fourth Street
                             Suite 107
                             Las Vegas, Nevada 89101

      With a copy to:        J. Kevin Ray, Esq.
                             Campbell Bohn Killin Brittan & Ray, LLC
                             270 St Paul, Suite 200
                             Denver, Colorado 80206

      Notices to Tenant:     Community Bank of Nevada
                             400 S. Fourth Street
                             Suite (at the Premises)
                             Las Vegas, Nevada 89101

                                   ARTICLE 38
                                  SEVERABILITY

      If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

                                   ARTICLE 39
                                  RECORDATION

      Tenant agrees not to record this Lease or any memorandum hereof.

                                   ARTICLE 40
                                 GOVERNING LAW

      This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Nevada, without regard to its principles of conflict of laws.

                                   ARTICLE 41
                                 FORCE MAJEURE

      Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

                                   ARTICLE 42
                              TIME OF PERFORMANCE

      Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

                                   ARTICLE 43
                             TRANSFERS BY LANDLORD

      Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

                                   ARTICLE 44
                                  COMMISSIONS

      Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord and Tenant each represent and warrant to each other that no broker has been used in connection with this Lease except for the broker(s) set forth on the Lease Summary hereof, which broker(s) shall be compensated by Landlord absent an agreement to the contrary.

                                   ARTICLE 45
                        EFFECT OF DELIVERY OF THIS LEASE

      Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

                                   ARTICLE 46
                   CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY

      If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership or limited-liability company, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership or manager of the limited-liability company, as the case may be, that he or she has full authority to sign for the partnership or the limited-liability company, as the case may be, and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's or manager's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership or certificate of limited-liability company, as the case may be.

                                   ARTICLE 47
                           JOINT AND SEVERAL LIABILITY

      All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

                                   ARTICLE 48
                                 INTERPRETATION

      The captions of the Articles of this Lease, and each specific Section or paragraph within the respective Articles, are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

                                   ARTICLE 49
                INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS

      This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

                                   ARTICLE 50
                              WAIVER OF JURY TRIAL

      Landlord and Tenant by this Article 50 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

                                   ARTICLE 51
                             ESTOPPEL CERTIFICATES

      Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written certificate in the form of Exhibit H, attached hereto and incorporated herein by this reference or such other certificate that certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), states the dates to which rent and other charges payable under the Lease have been paid, states that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further states such other matters as Landlord shall reasonably require. Tenant acknowledges that any such statement may be relied upon by any Mortgagee, prospective Mortgagee, purchaser or prospective purchaser of the Building or any interest therein. Tenant's failure to execute and deliver any certificate or agreement hereunder within the time required shall be Tenant's consent that all information contained therein is true and correct and at Landlord's election be a default under this Lease. Any certificate, instrument, and/or agreement referred to in this Article 51 may at Landlord's election be in recordable form and may at Landlord's election be duly recorded.

                                   ARTICLE 52
                                   NO MERGER

      The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (i) terminate all or any subleases and subtenancies or (ii) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Article 52 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

                                   ARTICLE 53
                                  COUNTERPARTS

      This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

                                   ARTICLE 54
                                    EXHIBITS

      All Exhibits as listed on the "List of Agreements" preceding or attached hereto, are incorporated herein and made a part of this Lease for all purposes.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease (which may be in multiple original counterparts) as of the day and year first above written.

LANDLORD:                                       TENANT:

INTOWN OFFICE, LLC,                             Community Bank of Nevada
a Nevada limited liability company

By:   Clark NV Realty, LLC, a Delaware          By: /s/ Edward M. Jamison
      limited liability company, Member           -----------------------------
      By:   Orange County Equities, Limited,    Print Name: Edward M. Jamison
            Member                              Print Title: President/CEO


            By: /s/ B. Bradford Barrett
                ------------------------------
                B. Bradford Barrett, President

By:   Pauls Equities, LLC, a Colorado
      limited liability company, Member

      By: /s/ Paul Powers
          ------------------------------
          Paul Powers, President

                                  EXHIBIT "A"

                               CITY CENTRE PLACE

                               LEGAL DESCRIPTION

ALL THAT REAL PROPERTY SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, BOUNDED AND DESCRIBED AS FOLLOWS:

That portion of the North Half (N 1/2) of the Southwest Quarter (SW 1/4) of
Section 34, Township 20 South, Range 61 East, M.D.B. & M., described as follows:

Lots One (1) and Two (2) as shown by map thereof in File 97 of Parcel Maps, Page 78, in the Office of the County Recorder, Clark County, Nevada.

LANDLORD, FROM TIME TO TIME, SHALL HAVE THE RIGHT TO AMEND THIS LEGAL DESCRIPTION TO ACCURATELY REFLECT THE LEGAL PARCEL IF AND WHEN IT BECOMES NECESSARY TO ADJUST THE LEGAL DESCRIPTION TO ACCOMMODATE THE DEVELOPMENT OF OTHER ADJACENT BUILDINGS.

                                   EXHIBIT "B"

                                CITY CENTRE PLACE

                             FLOOR PLAN OF PREMISES

                   [To be prepared by Landlord and Tenant and
                 inserted upon execution and delivery of Lease.]

                                   EXHIBIT "D"

                                CITY CENTRE PLACE

                                   WORK LETTER

      This Work Letter supplements the Lease Agreement (the "Lease") dated concurrently herewith, by and between INTOWN OFFICE, LLC, a Nevada limited liability company, as Landlord, and COMMUNITY BANK OF NEVADA, as Tenant, covering the Premises. All terms not defined herein shall have the same meaning as set forth in the Lease.

1.    Construction of Building.

            1.1 Base Building Improvements. Landlord has constructed, or shall construct, through its contractor, at Landlord's sole cost, a building shell, including the following ("Base Building Improvements"):

                  a. outside walls (not including drywall), core walls which are unfinished on tenant's side, elevator lobby and corridor which connect exit stairwells on multi-tenant floors (but not an elevator lobby or corridor on floors with a single tenant);

                  b. unfinished concrete floors throughout the Premises, broom clean;

                  c. building standard 110-volt service power and 277-volt and/or 110-volt florescent lighting power at the core;

                  d. men's and women's restroom facilities with building-standard finishes located on each floor on which the Premises are located;

                  e. building standard fire alarms and smoke detectors in public areas in accordance with applicable building code on an unoccupied basis and provided only at the core of the Building;

                  f.    plumbing systems stubbed at the core of the Building;

                  g. primary fire and life safety in a general pattern sprinkler loop throughout the Premises ready for expansion and adjustment when the ceiling for the Premises is installed; and

                  h. unless modified by Landlord in its sole discretion, primary heating ventilating and air conditioners loop (but not including branch distribution controls and mixing boxes).

            1.2 Tenant Improvements Descriptions. Without limiting the generality of the foregoing description of Base Building Improvements, tenant improvements ("Tenant Improvements") shall include the following items:

                  a.    ceiling and lighting in the Premises;

                  b. floor finishes in the Premises (except elevator lobby, common corridor and toilet rooms on multi-tenant floors);

                  c. interior finishes of any kind within the Premises (except elevator lobby, toilet rooms and common corridors on multi-tenant floors);

                  d. interior partitions, demising walls, doors and hardware within the Premises;

                  e. terminal boxes and reheat coils or other heating, ventilating and air conditioning or air distribution devices, including distribution duct work and controls or supplemental systems;

                  f. cooling zone Variable Air Volume boxes (VAV) at a maximum of 1 per approximately 1,000 s.f.

                  g. distribution of electrical services, plumbing services and sprinklers from the core (except primary sprinkler loop as specified in base building description);

                  h. fire and life safety systems throughout the Premises, including without limitation exit signs, horn/strobe or intercoms and extinguishers (except as provided in Base Building Improvements);

                  i.    window coverings;

                  j. architectural and engineering preparation of plans and specifications for the Tenant Improvements to conform to building standards;

                  k.    permits and fees to local jurisdictions; and

                  l. such other costs as are described in Section 3.2 hereinbelow.

2.    Plans and Specifications for Tenant Improvements.

            2.1 Landlord has caused its architect to furnish to Tenant for Tenant's approval space plans sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements, together with reflective ceiling plans (the "Schematic Space Plans"). Tenant has approved the Schematic Space Plans.

            2.2 Upon mutual execution of the Lease, Landlord shall cause its architect to prepare from the Schematic Space Plans complete architectural plans, drawings and specifications and, utilizing Landlord's mechanical, electrical and structural engineers, complete engineered and cross coordinated mechanical, electrical and structural working drawings for all of the Premises, showing the subdivision, layout, finish and decoration work (including carpeting and other floor coverings), all in such form and in such detail as may be reasonably required by Landlord. Such complete plans, drawings and specifications are referred to herein as the "Final Plans". Landlord shall cause the Final Plans to (i) be compatible with the Base Building Improvements, (ii) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction, and (iii) comply with all applicable insurance regulations for a fire resistive Class A Building. Landlord shall submit the Final Plans for the approval of Tenant. If Tenant shall disapprove of any portion of the Final Plans, then within 5 business days after receiving the Final Plans from Landlord, Tenant shall advise Landlord of any and all specific revisions, and reasons therefor, as are reasonably required by Tenant for the purpose of obtaining approval. Landlord shall then submit to Tenant, for Tenant's approval, a redesign of the Final Plans, incorporating the revisions required by Tenant and such modifications thereof as are suggested by Landlord.

            2.3 Tenant acknowledges that, unless specifically shown as Landlord's responsibility on the Final Plans, the Tenant Improvements shall not include, nor shall Landlord be responsible for the design, construction or installation of, various nonstructural items which Tenant may find desirable for the Premises including, without limitation, furniture, trade fixtures, office equipment, telephone and communication systems and equipment, plantscaping, artwork or cabling required in connection with any of these items. Notwithstanding the fact that Landlord's architect has prepared the Schematic Space Plans and Final Plans, Tenant shall be solely responsible for the function of such plans. A list of standard improvements for space within the Building ("Building Standards") is available to Tenant upon request. All Tenant Improvements shall be of equal or greater quality than the Building Standards; provided that

Tenant shall be required to utilize Building Standard window blinds, ceiling systems and light fixtures (and not to utilize any different albeit greater quality).

            2.4 Tenant shall cooperate with Landlord in obtaining approval of the Final Plans by all governmental agencies having jurisdiction.

            2.5 Landlord shall cause its architect to provide documentation for all changes to the Final Plans at the time each change is authorized for construction.

3.    Allowance for Work and Work Cost.

      3.1 Tenant shall receive from Landlord the Allowance as specified in the Lease, which Allowance shall be used solely for "Work Costs" (as that term is defined in Section 3.2 below). On or before the 5th day of each calendar month, or as otherwise mutually agreed between Landlord and Tenant, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the Tenant's general contractor ("Contractor") approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the Tenant Improvements completed and the portion not completed; (ii) invoices from the Contractor and any applicable subcontractors or material suppliers (collectively, "Tenant's Agents") for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents in acceptable form; and (iv) all other information reasonably requested by Landlord. Thereafter, Landlord shall deliver a check to Contractor and/or Tenant's Agents (as applicable) in payment of the lesser of:
(A) the amounts so requested by Tenant less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and
(B) the balance of any remaining available portion of the Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any Tenant Improvements with the Final Plans or due to any substandard work.

      Subject to the provisions hereof, a check for the Final Retention payable to Contractor and/or Tenant's Agents (as applicable) shall be delivered by Landlord to Tenant following the substantial completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases, (ii) Landlord has determined that no substandard Tenant Improvements exist which adversely affects the mechanical, electrical, plumbing, heating, ventilating, and air conditioning, life-safety or other systems of the Building, (iii) Landlord's architect delivers to Landlord a certificate, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed and the City of Las Vegas has issued a certificate of occupancy or its equivalent, and (iv) Tenant has commenced business operations in the Premises.

      All Tenant Improvements (unless otherwise agreed to in writing by the Parties), whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Lease Term. Tenant shall be entitled to no other payment or rent reduction for any part of the Allowance not utilized by Tenant.

      3.2 As used herein, "Work Costs" mean (i) all fees and expenses incurred by Landlord and Tenant in connection with the design and construction of the Tenant Improvements, including, without limitation, engineering fees for the review of the Schematic Space Plans and Final Plans; (ii) the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord or Tenant in having the Tenant Improvements constructed in accordance with the Final Plans; (iii) governmental agency plan check, permit and other fees and sales and use taxes; (iv) testing and inspection costs; (v) any paint touch-up or repair work necessary due to Tenant's move into the Premises; (vi) all other costs expended or to be expended by Landlord or Tenant in the construction of the Tenant Improvements mini-blinds within the Premises, fluorescent light fixtures, air balancing, and other pre-stocked materials; and (vii) a fee to be paid to Landlord equal to three percent (3%) of all Work Costs for coordination and supervision by Landlord of construction of the Tenant Improvements.

      3.3 The parties acknowledge that Landlord has "pre-stocked" certain Building Standards improvement items for use in the Building, which items must be used by Tenant for construction of the Tenant Improvements.

      3.4 If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Base Building Improvements, the increased cost of the Base Building Improvements caused by such changes shall be charged as a Work Cost. The cost thereof shall include all direct architectural and/or engineering fees and expenses in connection therewith.

      3.5 In the event that the cost to construct the Tenant Improvements exceeds the Allowance, Tenant shall pay one hundred percent (100%) of such excess.

      3.6 Any changes to the approved Final Plans ("Changes") which are requested by Tenant or required by any governmental agency shall be forwarded to Landlord for approval which shall not be unreasonably withheld or delayed.

4.    Construction.

      4.1 At any time after Landlord has approved the Final Plans and receipt by Landlord and Tenant of all relevant governmental agency approvals and permits for the Tenant Improvements, Tenant shall cause its general contractor ("General Contractor") to commence the construction of the Tenant Improvements, which General Contractor shall be subject to Landlord's reasonable approval. The General Contractor shall have the right to cause all or any portion of such work to be performed by one or more subcontractors.

      4.2 In connection with the construction of the Tenant Improvements, each party shall be entitled to rely upon the other party's construction representative who shall be as follows: Landlord's construction representatives ("Landlord's Construction Representative"): Bill Renken, through completion of the Final Plans and thereafter Jeff Eloi, Tenant's construction representative ("Tenant's Construction Representative"): ________________[TO BE DESIGNATED PRIOR TO EXECUTION]. Each respective construction representative shall have the authority to make binding commitments relative to the Tenant Improvements on behalf of the party appointing such construction representative. All inquiries of Tenant pertaining to construction of the Tenant Improvements shall be directed in writing to Landlord's Construction Representative. A party may designate a substitute construction representative by giving written notice to the other party at any time. Any representatives of Tenant who desires to visit the Premises during construction of the Tenant Improvements must obtain the prior consent of Landlord and the General Contractor.

      4.3 Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in Nevada evidencing that workmen's compensation, public liability insurance, and property damage insurance and property damage insurance, all in amounts, with companies, and on forms which comply with the insurance requirements set forth in the Lease, are in force and maintained by the General Contractor. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days' prior notice to Landlord.

      4.4 Tenant, at its sole cost and expense, except for Landlord's obligation to pay the Allowance, shall cause the Tenant Improvements to be performed in material compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to unreasonably interfere with any other tenants of the Building or unreasonably interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and so as to maintain harmonious labor relations in the Building; provided, however, that Tenant shall in no event be required to utilize union labor to construct any Tenant Improvements.

      4.5 Tenant and the General Contractor (and, its authorized agents, employees and sub-contractors) shall have the right to enter and access the Premises prior to the Commencement Date, for the sole purpose of constructing the Tenant Improvements. Any entry by or on behalf of Tenant shall be subject to the Rules and Regulations and any such other reasonable rules, regulations, standards and conditions as Landlord may impose.

      4.6 Tenant agrees to indemnify, hold harmless and defend Landlord and the Building from any liability or damages and Landlord from any claim, liability, loss, damage, cost or expense, including reasonable attorneys' fees which Landlord may incur in connection with the construction of the Tenant Improvements in excess of the any unpaid portion of the Allowance. Tenant agrees not to permit or suffer and, to the extent so permitted or suffered, to cause to be removed (which removal may be accomplished by posting a bond) and released within thirty (30) days after Tenant's receipt of notice of the filing thereof, any mechanic's, materialman's or other lien on account of supplies, machinery, tools, equipment, labor or materials furnished or used in connection with the construction of the Tenant Improvements in excess of any unpaid portion of the Allowance.

      4.7 Tenant shall cause the General Contractor to keep the Premises and the Building free from accumulations of waste materials, rubbish, and other debris resulting from the work, and at the completion of the work the Tenant shall cause the General Contractor to remove all waste materials, rubbish and debris from and about the Building as well as all tools, construction equipment and machinery, and surplus materials, and will leave the Building clean. Tenant shall, at its sole cost and expense, restore, to their original condition, those portions of the Building not designated for alteration by the contract documents.

      4.8 Tenant shall cause the General Contractor to use only new materials, or used fixtures and equipment which are in good operating condition and complete all work with good quality workmanship free from faults or defects.

5. Miscellaneous. Any default by Tenant under the terms of this Work Letter shall constitute a default under the Lease and shall entitle Landlord to exercise all remedies set forth therein. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Work Letter and in proceeding with the construction and completion of the Building and all Tenant Improvements in the Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter Agreement (which may be in multiple original counterparts) as of the day and year first above written.

LANDLORD:                                      TENANT:

INTOWN OFFICE, LLC,                            Community Bank of Nevada
a Nevada limited liability company

By:   Clark NV Realty, LLC, a Delaware
      limited liability company, Member        By: /s/ Edward M. Jamison
      By:   Orange County Equities, Limited,       --------------------------
            Member                             Print Name: EDWARD M. JAMISON
                                               Print Title: PRES/CEO


            By: /s/ B. Bradford Barrett
                ------------------------------
                B. Bradford Barrett, President

By:   Pauls Equities, LLC, a Colorado
      limited liability company, Member

      By: /s/ Paul Powers
          ------------------------------
           Paul Powers, President

                                   EXHIBIT "E"

                                CITY CENTRE PLACE

                         BUILDING RULES AND REGULATIONS

1. Tenant, or its officers, agents, employees, contractors or vendors, shall not obstruct sidewalks, doorways, vestibules, halls, corridors, stairways, lobbies and other common areas (the "Public Areas") with refuse, furniture, boxes, or other items. The Public Areas shall not be used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Tenant's doors to the Premises shall not be blocked open and shall remain closed at all times unless first approved in writing by Landlord in its sole discretion.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. Except for those specific sign rights granted by Article 10 of the Lease, no signs, directories, posters, advertisements, or notices shall be painted on or affixed to any portion of the Building or Premises or other parts of the Building or within Tenant's Premises which are visible from any Public Areas or the Building exterior, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its sole discretion. The Premises shall be identified by a standard suite sign which Landlord shall order at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at Tenant's expense. Landlord shall include one listing (or more at Landlord's sole discretion) for Tenant on its directory of Tenants.

4. Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other hazard or increase rate of fire or other insurance on the Building. Tenant shall not use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials. No space heaters or portable fans shall be operated in the Building. Tenant must submit to Landlord a certificate of Fire Retardancy for any fresh evergreens (i.e. Christmas tree, wreaths) to be brought onto the Premises.

5. Tenant shall notify Landlord when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Landlord on such conditions as Landlord may require in its sole discretion. Landlord shall have the power to prescribe the weight and position of heavy equipment or other objects which may overstress any portion of the Building. All damage done to the Building by such heavy items will be repaired at the sole expense of the responsible Tenant.

6. During normal business hours, Tenant may receive routine deliveries at the Premises (i.e. office supplies, bottled water, mail couriers and parcel shipments). All such deliveries must be made via the Building's designated service access route and under no circumstances through the front lobby door. Tenant's initial move-in, move-out and all other non-routine deliveries (i.e. furnishings, large equipment) must occur after normal business hours and only after written permission is obtained from Landlord, on such conditions as Landlord may require in its sole discretion. During all non-business hours (i.e., evenings, weekends, and holidays) when the Premises are not in use, Tenant shall maintain all window blinds in a down position.

7. Tenant shall cooperate with Landlord in keeping the Premises neat and clean.

8. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Building, or persons having business with them.

9. No animals shall be brought into or kept in or about the Building, with the exception of seeing eye dogs.

10. When conditions are such that Tenant must dispose of small shipping crates or boxes, it will be the responsibility of Tenant to break down and dispose of same in the refuse container designated by Landlord. The disposal of large shipping crates or boxes (or other large objects or quantities), which in Landlord's sole determination could overload the designated refuse container, must be accommodated through Tenant's mover or vendor or may otherwise be prearranged through Landlord at an additional charge to Tenant's account.

11. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, facsimile equipment and personal computer equipment shall be operated on the Premises unless first approved in writing by Landlord in its sole discretion.

12. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

13. No nails, hooks, or screws shall be driven into or inserted in any part of the Building unless first approved in writing by Landlord in its sole discretion.

14. After normal business hours, Landlord reserves the right to exclude from the Building any person who does not possess an authorized means of access such as a key, card key, or a prearranged written authorization and who is otherwise not an employee or guest of Tenant. Tenant and its officers, agents or employees shall utilize card keys only as instructed by Landlord and in no event shall Tenant allow access to anyone, other than its officers, agents, employees, guests or vendors.

15. Canvassing, soliciting and peddling in Public Areas, or otherwise within the Building, are strictly prohibited. Unless otherwise approved by Landlord in writing, Tenant shall not use the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants in the Building or the general public. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's lease. Tenant shall not make door-to-door solicitation of business from other tenants in the Building.

16. Tenant shall initially be given two (2) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a reasonable fee to be determined by Landlord and that the fee will in no event exceed Landlord's cost thereof by more than $10 per key copy. No additional locks shall be placed upon any doors unless first approved by Landlord in writing. Upon termination of Tenant's lease, Tenant shall surrender all keys to the Premises (and, if applicable, card keys) to Landlord and shall otherwise give Landlord the combination of all locks on the Premises.

17. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be billed to Tenant. The lighting and air conditioning equipment of the Building is the exclusive charge of Landlord and its employees.

18. Tenant shall comply with all parking rules and regulations as posted and distributed by Landlord from time to time.

19.   No portion of the Building shall be used for the purpose of lodging rooms.

20. Tenant shall not waste electricity, water or other utilities. Tenant will comply with any governmental energy-saving rules, laws or regulations of which Tenant has received notice. Tenant agrees to cooperate fully with Landlord to assure the effective operation of the Building's heating and air conditioning and to refrain from adjusting thermostat controls.

21. Vending machines or dispensing machines of any kind shall not be placed in the Premises by Tenant, unless first approved in writing by Landlord in its sole discretion.

22. Landlord's written approval, which shall be at Landlord's sole discretion, must be obtained prior to changing from the standard blinds. Landlord will control all blinds and internal lighting that may be visible from the exterior or Public Areas of the Building and shall have the right to change any unapproved blinds and lighting at Tenant's expense.

23. Tenant shall not make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may require in its sole discretion. All such work shall be done by Landlord or by Landlord's contractors and/or workers approved by Landlord, who must work under Landlord's supervision and within Landlord's standards and guidelines.

24. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address including its address on stationery, brochures and advertising materials, without Landlord's prior written approval, which may be given on such conditions as Landlord may require in its sole discretion.

25. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Landlord reserves the right to prevent access to the Building in cases of invasion, mob, riot, bomb threat, public excitement or other commotion by closing the doors or by taking other appropriate action.

26. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked when the Premises are not fully inhabited.

27. Smoking shall not be permitted in Common Areas throughout the Building, including lobbies, hallways, restrooms and stairwells. Smoking is permitted outside the Building; however, smokers must utilize the ash urns which are located outside the Building.

28. Landlord has the right to designate a property management company to, among other things, monitor and enforce the Rules and Regulations.

29. Tenant is solely responsible for the cost to maintain and repair any and all "Above Standard" items installed within their Premises (i.e., computer room air conditioning unit, sinks, garbage disposals, dishwashers, custom locking devices, specialty lighting, private restroom fixtures, etc.).

30. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be required for the successful and professional operation of the Building, which rules shall be binding upon each tenant and its officers, agents, employees, guests and vendors upon delivery to tenant.

                                   EXHIBIT "F"

                                CITY CENTRE PLACE

                             COMMENCEMENT MEMORANDUM

 Community Bank of Nevada

 Re:       COMMENCEMENT MEMORANDUM

 Dear________________:

      With reference to that certain lease (the "Lease"), dated _______________ ______________, 20_______, between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord"), and Community Bank of Nevada, a _____________________________ ("Tenant"), you are hereby notified of the following. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

1. By execution hereof, you acknowledge and agree that all improvements or other work required of us has been satisfactorily performed and you hereby accept the Premises in full compliance with the terms and conditions of the Lease.

2. The Commencement Date of the Lease was _______, and the Lease will expire at midnight, 20_____, if not extended or renewed or terminated earlier pursuant to the Lease.

3. The Premises consist of ______(________) square feet of Rentable Area and ________________(_______) square feet of Usable Area.

4. The prorated amount of Base Rent and Additional Rent for Operating Expenses for the partial month of _________ is $______________ and $___________, respectively.

5. The amount of Base Rent and Additional Rent for Operating Expenses for the first full month is $ and $________, respectively.

6. On ______, 20__, you deposited with us a security deposit in the amount of _______________ Dollars ($_________).

7. Pursuant to Exhibit "J" of the Lease, you have the right to renew the term of the Lease for ____ (______) additional term of ______________ (______) years.
The Second Lease Term shall commence on _____, 20_____, provided Tenant gives Landlord written notice on or before ____________, 20_____, in accordance with the terms of the Lease.

8. Pursuant to Exhibit "K" of the Lease, you have under certain conditions a restricted right to expand the Rentable Area of the Premises to ____________ thousand (_____) square feet of contiguous rentable area adjacent to the Premises located on the _________(___th) floor of the Building.

///

///

///

      Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified, and reaffirmed in their entirety. This Commencement Memorandum shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors, and assigns.

                                Very truly yours,

                                 INTOWN OFFICE, LLC,
                                 a Nevada limited liability company

                                 By:  Clark NV Realty, LLC, a Delaware
                                      limited liability company, Member
                                      By:   Orange County Equities, Limited,
                                            Member

                                            By: _______________________________
                                                B. Bradford Barrett, President

Acknowledged and agreed to       By:  Pauls Equities, LLC, a Colorado
this___ day of______, 20___, by       limited liability company
Community Bank of Nevada

                                      By:   ___________________________
                                            Paul Powers, President

By:______________________________
Print Name:______________________
Print Title:_____________________

                                   EXHIBIT "G"

                                CITY CENTRE PLACE

                                GUARANTY OF LEASE
Not Applicable

                                   EXHIBIT "H"

                                CITY CENTRE PLACE

                              ESTOPPEL CERTIFICATE

      With reference to that certain lease (the "Lease"), dated_______________, 20____, between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord") and_____________________________ Community Bank of Nevada,
a___________________("Tenant"), you are hereby notified of the following. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

      The undersigned Tenant certifies as follows to Landlord, its actual and prospective assignees and lenders, and all actual and prospective purchasers of the Building (each of whom is irrevocably entitled to rely on this Estoppel Certificate):

1. A true, correct, and complete copy of the Lease (including all riders, attachments, amendments, and/or exhibits thereto) is attached to this instrument as Attachment 1 and represents the entire agreement between the Landlord and Tenant relating to the Premises. There are no oral or other written agreements between Landlord and Tenant relating to the Premises or the transaction contemplated by the Lease.

2. Tenant has accepted possession of the Demised Premises under the Lease, and the term of the Lease commenced on________, 20__ and will expire on_______,
__.

3. By the terms of the Lease, Tenant is presently obligated to pay, without present right of defense or offset, monthly base rent of $__________________. Additionally, Tenant is to reimburse Landlord for ______________________. Tenant has no claim against Landlord for any rent paid more than thirty (30) days in advance or any deposits or other sums other than_________.

4. Any improvements contemplated by the Lease have been completed in their entirety in accordance with the terms of the Lease, except for _____.

5. The address for notice to Tenant under the Lease is correct as of the date hereof.

6. Tenant has no right of first refusal, option, or other right to purchase the Premises or any part thereof, including, without limitation, the Premises.

7. The execution of the Lease was duly authorized by Tenant, is in full force and effect, and is valid, binding, and enforceable against Tenant in accordance with its terms. There exists no default, nor state of facts which with notice, the passage of time, or both, could mature into a default on the part of either Tenant or Landlord.

8. There has not been filed by or against nor, to Tenant's best knowledge and belief, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws.

9. Tenant has obtained all necessary governmental licenses and permits required to lawfully conduct its business at the Premises, including, but not limited to, business, department of health, and safety licenses or permits.

10. Tenant has not assigned or otherwise transferred its interest in the Lease to any party or sublet any portion of the Premises.

11. Pursuant to the Lease, Tenant has deposited with Landlord a security deposit in the amount of Dollars ($____________).

12. By the terms of the Lease, Tenant has the option to renew the Lease for an additional lease term beginning on the day next following the expiration date of the Lease Term and continuing for five years thereafter. Further, Tenant has the option to renew the Lease for a second additional lease term beginning on the day next following the expiration date of the first extension term and continuing for five years thereafter.

13. By the terms of the Lease, Tenant has under certain conditions a restricted right of opportunity to expand the Rentable Area of the Premises to
thousand (       ) square feet of rentable area adjacent to the Premises located on the first floor of the Building.

      Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified, and reaffirmed in their entirety. This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors, and assigns.

      IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.

LANDLORD:                                          TENANT:

INTOWN OFFICE, LLC,                                Community Bank of Nevada
a Nevada limited liability company

By:    Clark NV Realty, LLC, a Delaware
       limited liability company, Member           By:_________________________
       By:      Orange County Equities, Limited,   Print Name:_________________
                Member                             Print Title:________________

                By:______________________________  ATTEST:
                    B. Bradford Barrett, President

By:     Pauls Equities, LLC, a Colorado            Title:______________________
        limited liability company, Member

        By:_______________________________________
           Paul Powers, President


STATE OF____________________)
                            )     ss.
COUNTY OF___________________)

      This instrument was acknowledged before me on_____________, 20___by B. BRADFORD BARRETT, President of Orange County Equities, Limited, Member of Clark NV Realty, LLC, a Delaware limited liability company, Member of INTOWN OFFICE, LLC, a Nevada limited liability company.

                                           ___________________________________
                                           (Signature of Notarial Officer)
(Seal, if any)                             (My Commission Expires_____________)

STATE OF____________________)

                            )     ss.
COUNTY OF___________________)

      This instrument was acknowledged before me on ___________, 20___ by Paul Powers, President of Pauls Equities, LLC, a Colorado limited liability company, Member of INTOWN OFFICE, LLC, a Nevada limited liability company.

                                  ___________________________________________
                                  (Signature of Notarial Officer)
(Seal, if any)                    (My Commission Expires_____________________)

STATE OF____________________)
                            )     ss.
COUNTY OF___________________)

      This instrument was acknowledged before me on __________, 20___ by __________________________ as _________________ of __________________.

                                  _______________________________________
                                  (Signature of Notarial Officer)
   (Seal, if any)                 (My Commission Expires ________________)

                                  ATTACHMENT 1
                                 TO EXHIBIT "H"

                               CITY CENTRE PLACE

                                LEASE AGREEMENT

                                   EXHIBIT"I"

                                CITY CENTRE PLACE

            SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is made this________ day of _________________, 20______, by and among _______________________(collectively with its assignee(s), "Lender"), INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord"), and COMMUNITY BANK OF NEVADA ("Tenant") with respect to (i) that certain Lease Agreement dated__________________________(the "Lease," and the premises subject thereto, the "Premises") made by and between Landlord and Tenant; and (ii) the loan or proposed loan (the "Loan") made or to be made by Lender and secured or to be secured by a deed of trust and/or other security instrument(s) (the "Deed of Trust") upon the real property which the Premises is situated on (the "Real Property").

      NOW, THEREFORE, the parties agree as follows:

1. Subordination. The Lease, all renewals or modifications thereto, and all of Tenant's rights thereunder, shall be subordinate to the rights of the Lender under the Deed of Trust.

2. Attornment. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Deed of Trust, any transferee who acquired the Real Property by deed in lieu of foreclosure, and the successors and assigns of such purchaser, as its landlord for the unexpired balance (and any extensions, if exercised) of the Lease, on the same terms and conditions as are set forth in the Lease.

3. Non-Disturbance. If it becomes necessary to foreclose the Deed of Trust, or if a purchaser or other transferee acquires the Real Property in accordance with Paragraph 2, the Lease shall remain in full force and effect and neither Lender nor such other transferee shall terminate the Lease, nor interfere with, abridge, or limit Tenant's use, possession, or enjoyment of the Premises or any of Tenant's rights and privileges under the Lease, nor join Tenant in summary or foreclosure proceedings. The preceding sentence shall apply only so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable grace or cure period.

4. Effects of Succession of Lender to Landlord's Interest in the Real Property. If Lender succeeds to the interest of Landlord under the Lease, Lender shall not be: (i) liable for any act or omission of any prior landlord (including Landlord); (ii) liable for the return of any security deposit unless such deposit has been delivered to Lender by Landlord or is in an escrow fund available to Lender; (iii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); (iv) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) bound by any amendment, modification, or termination of the Lease made without Lender's consent; or (vi) bound by any termination of the Lease given by Landlord to Tenant without Lender's prior written consent, except for any option originally granted to Tenant in the Lease to terminate all or any portion of the Lease.

5. Payments by Tenant Upon Landlord Default. Landlord has agreed under the Deed of Trust and other documents pertaining to the Loan that rentals payable under the Lease shall be paid directly by Tenant to Lender upon default by Landlord under the Deed of Trust. After receipt of notice from Lender to Tenant that rentals under the Lease shall be paid to Lender, Tenant shall pay to Lender, or at the direction of Lender, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Deed of Trust, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now have or hereafter have against Tenant by reason of such payment to Lender, and any such payment shall discharge the obligation of Tenant to make such payment to Landlord, and Tenant shall make such payment notwithstanding any claim from Landlord that no default by Landlord exists. Lender shall defend, indemnify, and save Tenant harmless from any claims, losses, expenses, or liabilities (including reasonable attorney fees and other costs of defense) asserted by Landlord arising out of Tenant's complying with Lender's instructions under this Paragraph.

STATE OF____________________)
                            )     ss.
COUNTY OF___________________)

      This instrument was acknowledged before me on _____________, 20________ by
B. BRADFORD BARRETT, President of Orange County Equities, Limited, Member of Clark NV Realty, LLC, a Delaware limited liability company, Member of INTOWN OFFICE, LLC, a Nevada limited liability company.

                                  __________________________________________
                                  (Signature of Notarial Officer)
(Seal, if any)                    (My Commission Expires____________________)

STATE OF____________________)
                            )     ss.
COUNTY OF___________________)

      This instrument was acknowledged before me on _________, 20____ by Paul Powers, President of Pauls Equities, LLC, a Colorado limited liability company, Member of INTOWN OFFICE, LLC, a Nevada limited liability company.

                                  __________________________________________
                                  (Signature of Notarial Officer)
(Seal, if any)                    (My Commission Expires____________________)

STATE OF NEVADA  )
                 )     ss.
COUNTY OF CLARK  )

      This instrument was acknowledged before me on 4-3-02 by Edward M. Jamison as President of Community Bank of Nevada.

                                   /s/ Sharon M. Karr
                                  ------------------------------------------
                                  (Signature of Notarial Officer)
(Seal, if any)                    (My Commission Expires Aug. 12, 2005)

                   NOTARY PUBLIC
                  STATE OF NEVADA
     [SEAL]       County of Clark
                  SHARON M. KARR
                Appt. No. 97-3291-1
     My Appt. Expires Aug. 12, 2005

                                   EXHIBIT "J"

                                CITY CENTRE PLACE

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT TO LEASE is attached to the Lease between INTOWN OFFICE, LLC, a Nevada limited liability company (the "Landlord") and COMMUNITY BANK OF NEVADA (the "Tenant").

      Tenant shall have the following option (the "Option") to renew this Lease:

1. Subject to Section 2 below, Tenant may, by notifying Landlord of its election in writing ("Extension Notice") at least twelve (12) months prior to the end of the Lease Term, renew this Lease for one (1) additional lease term (the "Second Lease Term") beginning on the day next following the expiration date of the Lease Term and continuing for five years. Further, subject to
Section 2 below, Tenant may, by notifying Landlord of its election in writing ("Extension Notice") at least twelve (12) months prior to the end of the Second Lease Term, renew this Lease for another additional lease term (the "Third Lease Term") beginning on the day next following the expiration date of the Second Lease Term and continuing for five years. Such renewals shall be on all of the terms and conditions of this Lease which are not inconsistent herewith, except that the rentals payable during the Second Lease Term and the Third Lease Term shall be at the existing fair market rental (the "Fair Market Rate") of comparable space (with the first floor space compared to similarly situated first floor highly visible retail space and the second floor space compared to similarly situated office space) as of the date of renewal, but not less than the Base Rent, including adjustments to Base Rent, payable with respect to the final year of the Lease Term.

2. The Fair Market Rate for the Premises shall be the then going rate for comparable space in the Building as determined by Landlord in good faith but in its sole discretion. Landlord shall notify Tenant of Landlord's good faith determination of the prevailing Fair Market Rate no later than ten (10) months prior to the end of the Lease Term or Second Lease Term as applicable. No later than one (1) month after Landlord notifies Tenant of the prevailing Fair Market Rate, Tenant shall notify Landlord whether Tenant accepts Landlord's determination. If Tenant fails to so notify Landlord, Tenant will be deemed conclusively to have accepted Landlord's determination. If Tenant does not accept Landlord's determination (and if Tenant is not deemed to have accepted Landlord's determination), then Tenant's election to exercise the Option shall be deemed to be rescinded, Tenant shall have no further rights under the Option, and the Lease shall expire on the original date that the Lease Term was to expire.

                               FIRST AMENDMENT TO
                        CITY CENTRE PLACE LEASE AGREEMENT

      THIS FIRST AMENDMENT TO CITY CENTRE PLACE LEASE AGREEMENT (this "Amendment") is entered into as of this 3rd day of October, 2002 ("EFFECTIVE DATE"), by and between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord") and COMMUNITY BANK OF NEVADA, ("Tenant").

                                   WITNESSETH

      WHEREAS, COMMUNITY BANK OF NEVADA and the Landlord entered into a Lease Agreement, dated effective April 5, 2002 in the office building owned by Landlord known as City Centre Place and located at 400 S. Fourth Street, Las Vegas, Nevada ("Building") which Premises and Building are more particularly described in the Lease;

      WHEREAS, Tenant desires to lease ONE (1) additional parking space, and Landlord and Tenant have agreed to amend the lease to reflect the addition of the parking spaces, and otherwise amend the Lease in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, Tenant and Landlord agree as follows:

      1. TERMS. All capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease, unless otherwise defined herein or the context hereof provides to the contrary.

      2. PARKING AGREEMENT. The Parking Agreement attached to the Lease as Exhibit C is hereby amended to provide that Tenant shall be entitled to use: 11 Unreserved Parking spaces; 6 spaces in the grade level Designated Guest Parking spaces: and 8 Designated Executive Parking space. All such spaces shall be subject to the remaining terms and conditions of the Parking Agreement, including the obligation to pay the stated monthly rent for each of the spaces.

      3. RATIFICATION OF LEASE. Except as expressly amended by this Amendment, the Lease and the Parking Agreement is hereby ratified in its entirety and shall remain in full force and effect. All references to "Lease" in the Lease shall be deemed to refer to the Lease as amended by this Amendment, and as the same may be further amended in writing from time to time. In the event of a conflict between the terms and conditions of the Lease or the Parking Agreement and the terms and conditions of this Amendment, this Amendment shall prevail and be controlling.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Agreement effective as of the date first set forth above.

LANDLORD:                                       TENANT:

INTOWN OFFICE, LLC,                             COMMUNITY BANK OF NEVADA
a Nevada limited liability company

By: Clark NV Realty, LLC, a Delaware
    limited liability company, Member           By: /s/ Edward M. Jamison
    By: Orange County Equities, Limited,            ----------------------------
        Member
                                                Print Name:_____________________

                                                Print Title:____________________

        By: /s/ B. Bradford Barrett
            ------------------------------
            B. Bradford Barrett, President

By: Pauls Equities, LLC, a Colorado
    limited liability company, Member

    By: /s/ Paul Powers
        --------------------------------------
        Paul Powers, President

                              SECOND AMENDMENT TO
                       CITY CENTRE PLACE LEASE AGREEMENT


      THIS SECOND AMENDMENT TO CITY CENTRE PLACE LEASE AGREEMENT (this "Amendment") is entered into as of this 1st day of February, 2004 ("EFFECTIVE DATE"), by and between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord") and COMMUNITY BANK OF NEVADA, ("Tenant").

                                   WITNESSETH

      WHEREAS, COMMUNITY BANK OF NEVADA and the Landlord entered into a Lease Agreement, dated effective April 5, 2002 and First Amendment, dated effective October 3, 2002, in the office building owned by Landlord known as City Centre Place and located at 400 S. Fourth Street, Las Vegas, Nevada ("Building") which Premises and Building are more particularly described in the Lease;

      WHEREAS, Tenant desires to lease five (5) additional parking spaces and change all of the Unreserved Parking Spaces to Executive Reserved Parking Space. Landlord and Tenant have agreed to amend the lease to reflect the addition of the parking spaces, and otherwise amend the Lease in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, Tenant and Landlord agree as follows:

      1. TERMS. All capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease, unless otherwise defined herein or the context hereof provides to the contrary.

      2. PARKING AGREEMENT. The Parking Agreement attached to the Lease as Exhibit C is hereby amended to provide that Tenant shall be entitled to use: 0 Unreserved Parking spaces; 6 spaces in the grade level Designated Guest Parking spaces: and 22 Designated Executive Parking space. Designated Guest Parking Spaces are identified as numbers 9, 10, 11, 12, 13, and 14. Designated Executive Parking Space are identified as numbers L31, L32, L33, L34, L35, L36, L37, L38, L39, L40, L41, L42, L43, L44, L45, L48, L49, L50, L51, L52, L53, L54, L55, and
L56. All such spaces shall be subject to the remaining terms and conditions of the Parking Agreement, including the obligation to pay Seventy Five Dollars and No/100 ($75.50) per space per month for fourteen (14) spaces and One Hundred Dollars and No/100 ($100.00) per space per month for the other fourteen (14) spaces.

      3. RATIFICATION OF LEASE. Except as expressly amended by this Amendment, the Lease and the Parking Agreement is hereby ratified in its entirety and shall remain in full force and effect. All references to "Lease" in the Lease shall be deemed to refer to the Lease as amended by this Amendment, and as the same may be further amended in writing from time to time. In the event of a conflict between the terms and conditions of the Lease or the Parking Agreement and the terms and conditions of this Amendment, this Amendment shall prevail and be controlling.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Agreement effective as of the date first set forth above.

LANDLORD:                                       TENANT:

INTOWN OFFICE, LLC,                             COMMUNITY BANK OF NEVADA
a Nevada limited liability company

By: Clark NV Realty, LLC, a Delaware
    limited liability company, Member           By: /s/ Cathy Robinson
    By: Orange County Equities, Limited,            ----------------------------
        Member
                                                Print Name: Cathy Robinson

                                                Print Title: CEO
        By: /s/ B. Bradford Barrett
            ------------------------------
            B. Bradford Barrett, President

By: Pauls Equities, LLC, a Colorado
    limited liability company, Member

    By: /s/ Paul Powers
        ----------------------------------
        Paul Powers, President

                               THIRD AMENDMENT TO
                       CITY CENTRE PLACE LEASE AGREEMENT


      THIS THIRD AMENDMENT TO CITY CENTRE PLACE LEASE AGREEMENT (this "Amendment") is entered into as of this 1st day of April, 2004 ("EFFECTIVE DATE"), by and between INTOWN OFFICE, LLC, a Nevada limited liability company ("Landlord") and COMMUNITY BANK OF NEVADA, ("Tenant").

                                   WITNESSETH

      WHEREAS, COMMUNITY BANK OF NEVADA and the Landlord entered into a Lease Agreement, dated effective April 5, 2002, First Amendment, dated effective October 3, 2002, and Second Amendment, dated effective February 1, 2004 in the office building owned by Landlord known as City Centre Place and located at 400
S. Fourth Street, Las Vegas, Nevada ("Building") which Premises and Building are more particularly described in the Lease;

      WHEREAS, Tenant desires to lease three (3) Unreserved Parking Spaces. Landlord and Tenant have agreed to amend the lease to reflect the addition of the parking spaces, and otherwise amend the Lease in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, Tenant and Landlord agree as follows:

      1. TERMS. All capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease, unless otherwise defined herein or the context hereof provides to the contrary.

      2. PARKING AGREEMENT. The Parking Agreement attached to the Lease as Exhibit C is hereby amended to provide that Tenant shall be entitled to use: 3 Unreserved Parking spaces; 6 spaces in the grade level Designated Guest Parking spaces: and 24 Designated Executive Parking space. Designated Guest Parking Spaces are identified as numbers 9, 10, 11, 12, 13, and 14. Designated Executive Parking Space are identified as numbers L31, L32, L33, L34, L35, L36, L37, L38, L39, L40, L41, L42, L43, L44, L45, L48, L49, L50, L51, L52, L53, L54, L55, and
L56. All such spaces shall be subject to the remaining terms and conditions of the Parking Agreement, including the obligation to pay Seventy Five Dollars and No/100 ($75.00) per space per month for nineteen (19) spaces and One Hundred Dollars and No/100 ($100.00) per space per month for the other fourteen (14) spaces.

      3. RATIFICATION OF LEASE. Except as expressly amended by this Amendment, the Lease and the Parking Agreement is hereby ratified in its entirety and shall remain in full force and effect. All references to "Lease" in the Lease shall be deemed to refer to the Lease as amended by this Amendment, and as the same may be further amended in writing from time to time. In the event of a conflict between the terms and conditions of the Lease or the Parking Agreement and the terms and conditions of this Amendment, this Amendment shall prevail and be controlling.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Agreement effective as of the date first set forth above.


LANDLORD:                                       TENANT:

INTOWN OFFICE, LLC,                             COMMUNITY BANK OF NEVADA
a Nevada limited liability company

By: Clark NV Realty, LLC, a Delaware
    limited liability company, Member           By: /s/ Cathy Robinson
    By: Orange County Equities, Limited,            ----------------------------
        Member
                                                Print Name: Cathy Robinson

                                                Print Title: CEO
        By: /s/ B. Bradford Barrett
            ------------------------------
            B. Bradford Barrett, President

By: Pauls Equities, LLC, a Colorado
    limited liability company, Member

    By: /s/ Paul Powers
        ----------------------------------
        Paul Powers, President

                                       2